UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

MONGODB, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MongoDB, Inc.
1633 Broadway, 38th Floor
New York, New York 10019
Notice of Annual Meeting of Stockholders
To Be Held on June 30, 2025 at 10:00 a.m. Eastern Time
To the Stockholders of MongoDB, Inc.:
On behalf of our board of directors, it is our pleasure to invite you to attend the 2025 annual meeting of stockholders of MongoDB, Inc., a Delaware corporation.
The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/MDB2025, originating from New York, New York, on Monday, June 30, 2025 at 10:00 a.m. Eastern Time. We believe hosting a virtual meeting enables expanded access for our stockholders, improved communication and cost savings, which in turn lead to increased stockholder attendance and participation from locations around the world. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. The record date for the meeting is May 1, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Your vote is very important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
The meeting will be held for the following purposes:
1.To elect three Class II directors, Francisco D’Souza, Charles M. Hazard, Jr. and Tom Killalea, each to serve until our annual meeting of stockholders in 2028;
2.To approve, on a non-binding advisory basis, the compensation of our named executive officers;
3.To approve, on a non-binding advisory basis, the frequency of future non-binding advisory votes to approve the compensation of our named executive officers;
4.To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026;
5.To approve an amendment to our Charter to limit the liability of certain of our officers; and
6.To conduct any other business properly brought before the meeting or any adjournments or postponements thereof.
These items of business are more fully described in the proxy materials accompanying this notice.
The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders beginning on or about May 20, 2025.
On behalf of the board of directors and the management team, thank you for your investment and interest in MongoDB.

By Order of the Board of Directors

May 20, 2025	Andrew Stephens
General Counsel and Secretary

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other similar organization and you wish to vote during the meeting, you must follow the instructions from such organization.

i

MongoDB, Inc.
1633 Broadway, 38th Floor
New York, New York 10019
Proxy Statement
For the 2025 Annual Meeting of Stockholders
To Be Held on June 30, 2025 at 10:00 a.m. Eastern Time
Our board of directors is soliciting your proxy to vote at the 2025 annual meeting of stockholders of MongoDB, Inc., a Delaware corporation, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/MDB2025, originating from New York, New York, on Monday, June 30, 2025, at 10:00 a.m. Eastern Time, and any adjournment or postponement thereof. We believe that hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 (the “Annual Report”), to our stockholders primarily via the internet. On or about May 20, 2025, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of proxy materials on the internet to help reduce the environmental impact and cost of our annual meeting.
Only stockholders of record at the close of business on May 1, 2025, will be entitled to vote at the meeting. On this record date, there were 81,714,127 shares of common stock outstanding and entitled to vote (the “common stock”). Each holder of common stock will have the right to one vote per share of common stock. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours by any stockholder for any purpose germane to the meeting for ten days before the meeting at our address above. For instructions on how to attend the virtual annual meeting, please see page 2 of this proxy statement.
In this proxy statement, we refer to MongoDB, Inc. as “MongoDB,” “we” or “us” and the board of directors of MongoDB as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended January 31, 2025, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary.

QUESTIONS AND ANSWERS

About these Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2025 annual meeting of stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about May 20, 2025 to all stockholders of record entitled to vote at the annual meeting.
How do I attend, participate in and ask questions during the virtual annual meeting online?
We will be hosting the meeting via live webcast only. Any stockholder can attend the virtual annual meeting live online at www.virtualshareholdermeeting.com/MDB2025. The meeting will start at 10:00 a.m. Eastern Time on June 30, 2025. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to participate in the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other similar organization if you hold your shares of common stock in “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/MDB2025. We recommend that you log in a few minutes before 10:00 a.m. Eastern time on June 30, 2025 to ensure you are logged in when the meeting starts. The webcast will open 15 minutes before the start of the meeting.
Only stockholders of record as of the record date for the annual meeting and their proxy holders may submit questions or comments. You will be able to submit your question or comment during the meeting by logging in to www.virtualshareholdermeeting.com/MDB2025 using your control number and typing your question in the designated box in the annual meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the meeting when you login prior to its start. These rules of conduct will include the following guidelines:
•Only stockholders of record as of the record date for the meeting and their proxy holders may submit questions or comments.
•Questions and comments may be submitted electronically through the annual meeting portal during the meeting.
•Questions must be directed to Dev Ittycheria, MongoDB’s President and Chief Executive Officer.
•Include your name and affiliation, if any, when submitting a question or comment.
•Limit your remarks to one brief question or comment that is relevant to the meeting and/or our business.
•Questions may be grouped by topic by our management.
•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, related to material non-public information about the Company or in furtherance of the speaker’s own personal, political or business interests.
•Depending on the number of questions submitted and the time allotted, we may not be able to answer all questions during the Annual Meeting.
•Recording the Annual Meeting is prohibited and all recordings are deemed property of MongoDB.

•If we encounter any technical difficulties and we are unable to proceed with the meeting, MongoDB may adjourn, recess or expedite the meeting, or take such other actions that MongoDB determines are appropriate in light of the circumstances.
•Be respectful of your fellow stockholders and meeting participants.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MDB2025 or at www.proxyvote.com. Technical support will be available starting at 9:45 a.m. Eastern Time on June 30, 2025.
Who can vote at the meeting?
Only stockholders of record at the close of business on the record date, May 1, 2025, will be entitled to vote at the meeting. On this record date, there were 81,714,127 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on May 1, 2025, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on May 1, 2025, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other similar organization regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other similar organization.
What am I voting on?
There are five matters scheduled for a vote:
•Proposal 1: Election of three Class II directors, each to serve until our annual meeting of stockholders in 2028;
•Proposal 2: Approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•Proposal 3: Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers;
•Proposal 4: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026; and
•Proposal 5: Approval of an amendment to our charter to limit the liability of certain officers.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (a) online during the meeting, or (b) in advance of the meeting by proxy through the internet, over the telephone, or by using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote in advance of the meeting by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/MDB2025, starting at 10:00 a.m. Eastern Time on June 30, 2025. The webcast will open 15 minutes before the start of the meeting.
•To vote online before the meeting, go to www.proxyvote.com. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on June 29, 2025 to be counted.
•To vote by telephone before the meeting, call 1-800-690-6903. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 29, 2025 to be counted.
•To vote by mail before the meeting, simply complete, sign and date the proxy card that you may request and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other similar organization, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other similar organization.
Internet voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. Please be aware that you must bear any costs associated with your internet access.
Can I revoke my vote after submitting my proxy?
Yes. If you are a record holder of shares, you may revoke, subject to the voting deadlines above, your proxy using one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary.
•You may attend and vote online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other similar organization, you should follow the instructions provided by such party.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, or in advance of the meeting through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other similar organization how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 or 2 without your instructions. Your broker or nominee may only vote your shares on Proposal 3 (Ratification of Auditors) in the absence of your instruction.
Please instruct your bank, broker or other similar organization to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed under stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted in accordance with the recommendations of our board of directors as follows:
•FOR the election of each of the nominees for Class II director;
•FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;
•FOR the approval, on a non-binding advisory basis, of a “ONE YEAR” frequency for future non-binding advisory votes to approve the compensation of our named executive officers;
•FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026; and
•FOR the approval of an amendment to our charter to limit the liability of certain officers.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
How many votes do I have?
Each holder of common stock will have the right to one vote per share of common stock. Cumulative voting is not permitted with respect to the election of directors.
How many votes are needed to approve each proposal?
•Proposal 1 - Election of Directors: Each director is elected by a plurality of the votes of the holders of shares of common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote generally on the election of directors. The three nominees for Class II directors that receive the highest number of FOR votes will be elected.

•Proposal 2 - Advisory Vote on the Compensation of our Named Executive Officers: This proposal, commonly referred to as the “say-on-pay” vote, must receive FOR votes from the holders of a majority in voting power of the shares of our common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal. Since this proposal is an advisory vote, the result will not be binding on our board of directors. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
•Proposal 3 - Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on the Compensation of our Named Executive Officers: The proposal, commonly referred to as the "say-on-pay frequency" vote, must receive FOR votes from the holders of a majority in voting power of the shares of our common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal. If no choice receives a majority, then the frequency option that receives the highest number of votes cast is the option that will be deemed approved, on a non-binding basis, by the stockholders. Since this proposal is a non-binding advisory vote, the result will not be binding on our board of directors. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the non-binding advisory vote when considering the frequency of future non-binding advisory "say-on-pay" votes.
•Proposal 4 - Ratification of Auditors: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares of our common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal.
•Proposal 5 - Approval of Charter: The approval of an amendment to our Charter to limit the liability of certain officers must receive FOR votes from the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal.
How are broker non-votes and abstentions treated?
If your shares of voting common stock are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal 4, the broker may exercise its discretion to vote FOR or AGAINST that proposal in the absence of your instruction. With respect to Proposal 4, broker non-votes will not be applicable. With respect to Proposals 1, 2, 3 and 5, the broker may not exercise discretion to vote on those proposals. Such event would constitute a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. Please instruct your broker so your vote can be counted. With respect to Proposals 1, 2 and 3, broker non-votes will have no effect. With respect to Proposal 5, broker non-votes will have the same effect as voting AGAINST the proposal.
If stockholders abstain from voting, the applicable shares of voting common stock will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. With respect to Proposal 1, withhold votes will have no effect in determining whether a nominee for director has received sufficient votes. With respect to Proposals 2, 3, 4 and 5, abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same effect as voting AGAINST the proposal, except that, with respect to Proposal 3, if no choice receives a majority, then abstentions will have no effect on the proposal.
Who counts the votes?
We have engaged Broadridge Financial Solutions (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other organizations for the cost of forwarding proxy materials to beneficial owners. We engaged Alliance Advisors to assist us with our shareholder engagement process, and we may pay them an estimated fee of $29,800, plus reasonable out-of-pocket expenses if they assist us in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal or nomination must (i) satisfy conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and (ii) be submitted in writing by January 20, 2026, to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary; provided that, if the date of next year’s meeting is earlier than May 31, 2026, or later than July 30, 2026, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s meeting. If you wish to nominate a director or submit a proposal that you do not desire to be included in next year’s proxy materials, in accordance with our bylaws, you must do so between March 2, 2026 and April 1, 2026; provided that if the date of that annual meeting of stockholders is earlier than May 31, 2026 or later than July 30, 2026, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made.
We advise you to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the aggregate voting power of the outstanding shares of common stock entitled to vote at the meeting are present at the meeting (by virtual attendance) or represented by proxy.
Instructions to “withhold” authority to vote in the election of directors, abstentions and broker non-votes will be counted as present for determining whether the quorum requirement has been met. If there is no quorum, the holders of a majority of the aggregate voting power of shares of common stock present at the meeting (by virtual attendance) or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
We expect that preliminary voting results will be announced during the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting.
What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders, unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications,

“householding” will continue until you are notified otherwise or until you revoke your consent.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. Our board of directors is responsible for advancing the interests of our stockholders by providing advice and oversight of the strategic and operational direction of MongoDB, overseeing the governance of MongoDB and reviewing our business initiatives and budget matters. To do this effectively, we have established clear and specific Corporate Governance Guidelines for our board of directors that, along with committee charters and our Code of Business Conduct and Ethics, provide the framework for the governance of MongoDB.
Corporate Governance Highlights
We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens board and management accountability and leads to better business performance. To achieve these benefits, we maintain the following strong corporate governance practices:
•100% independent board committee members;
•nine out of ten current directors are independent under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq;
•separate Chairperson and Chief Executive Officer;
•board risk oversight;
•stock ownership guidelines for our executive officers and non-employee directors;
•clawback policies;
•annual board and committee evaluations;
•code of business conduct and ethics for our board of directors, officers and employees;
•insider trading policy containing hedging and pledging prohibitions;
•annual say-on-pay vote;
•no excessive tax gross ups and limited executive perquisites; and
•during our fiscal year 2025, our board of directors attended greater than 75% of meetings of the board of directors and committees of which he or she was a member, except for Mr. McMahon who ceased to serve as a member of our board of directors at the end of his term as a director, effective as of the date of the 2024 annual meeting of stockholders.
Director Independence
Our common stock is listed on the Nasdaq Global Market (the “Nasdaq”). Under the listing requirements and rules of the Nasdaq, independent directors must comprise a majority of our board of directors.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Mses. Agrawal, Cochran and Lewnes, and Messrs. Botha, D’Souza, Hazard, Killalea and Merriman do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. Mr. McMahon ceased to serve as a member of our board of directors at the end of his term as a director, effective as of the date of the 2024 annual meeting of stockholders.
Our board has also determined that Mr. Ittycheria is not independent due to his position as an executive officer of MongoDB.
Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our common stock.
Board Leadership
According to our Corporate Governance Guidelines, it is expected that the roles of Chairperson and Chief Executive Officer are separate and will not be occupied by the same person. Mr. Killalea currently serves as Chairperson of our board of directors. The Chairperson of our board of directors has the following responsibilities:
•work with the President and Chief Executive Officer to develop and approve an appropriate meeting schedule for our board of directors;
•work with the President and Chief Executive Officer to develop and approve meeting agendas for our board of directors;
•provide the President and Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to our board of directors;
•develop the agenda and moderate executive sessions of the independent members of our board of directors;
•preside over meetings of our board of directors when the President and Chief Executive Officer is not present or when our board of directors’ or President and Chief Executive Officer’s performance is discussed;
•act as principal liaison between the independent members of our board of directors and the President and Chief Executive Officer;
•convene meetings of the independent directors as appropriate;
•be available for consultation and direct communication with stockholders as deemed appropriate; and
•perform other duties as our board of directors may determine from time to time.
Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board of directors and management to benefit from the extensive executive leadership and operational experience of Mr. Ittycheria. Non-employee directors and management sometimes have different perspectives and roles in strategy development. Our non-employee directors bring experience, oversight and expertise from outside of our company, while Mr. Ittycheria brings company-specific experience and expertise.
The board of directors also believes its approach to risk oversight, as more fully discussed below in “Risk Oversight,” helps ensure that the board of directors is able to effectively perform its risk oversight responsibilities under various leadership structures.
To further promote strong board leadership and corporate governance, we conduct annual self-evaluations of our board of directors and committees, which are overseen by our nominating and corporate governance committee. Our nominating and corporate governance committee also oversees a self-assessment of each individual director whose term of office ends in any given year prior to nominating such director for re-election.
Risk Oversight
Board of Directors Risk Oversight
Our board of directors is responsible for, and committed to, the oversight of our long-term strategic plan and significant enterprise-wide risks. In carrying out this responsibility, our board of directors applies an enterprise-wide approach to risk management. This approach is designed to support organizational objectives, such as short- and long-term strategic objectives and enhancement of stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

In connection with its reviews of the operations of our business, our board of directors addresses the primary risks associated with our business including, for example, strategic planning, liquidity risk, organizational risk and operational risk. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
Committee Risk Oversight
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. Our board of directors may establish other standing committees to facilitate the management of our business. For example, in May 2024, following our nominating and corporate governance committee's recommendation, our board of directors established a standing security committee dedicated to the oversight of cyber security and physical security.
Our board of directors regularly reviews information regarding our operational, financial, legal, data security and strategic risks. Additionally, senior risk management personnel attend quarterly meetings of our board of directors, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by our board of directors.
In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and mitigate these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Our audit committee further oversees initiatives related to our Enterprise Risk Management program. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
Our security committee is responsible for ensuring that management has processes in place designed to identify and assess both cybersecurity and physical security risks to which we are exposed and to implement processes and programs designed to manage security risks, including mitigation and remediation of security threats and incidents. The security committee also oversees and assesses adequacy of our business continuity systems in protecting us against physical security or cybersecurity threats, as well as the development and monitoring the integrity of our information systems and controls to ensure compliance with applicable laws and regulations.
Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The compensation committee also oversees risks relating to the recruiting and retention of our executive officers and our broader compensation philosophy.
Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The nominating and corporate governance committee also assists the board of directors in monitoring our governance and board of directors' succession risks.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as competition risks, legal risks, information security and privacy risks, and financial, tax and audit related risks.

Cybersecurity Risk Oversight
The board of directors and security committee appreciate the rapidly evolving nature of threats presented by cybersecurity incidents and are committed to the prevention, timely detection and mitigation of the effects of such incidents on MongoDB. Accordingly, the security committee receives regular updates on cybersecurity and physical security threats to our business and mitigation processes.
On a quarterly basis, the security committee meets with our Chief Information Security Officer, (“CISO”), and other senior executives to perform more in-depth reviews of our cybersecurity programs, as well as relevant cybersecurity risks and mitigation strategies. Ahead of each such quarterly meeting, management, including the CISO and our information security team, prepares and provides cybersecurity reports that cover, among other topics, developments in cybersecurity and updates to our cybersecurity programs and mitigation strategies, legislative developments affecting our information security program, and notable security incidents and investigations. The security committee subsequently reports material cybersecurity matters to our full board of directors. In addition, our management follows a risk-based escalation process to notify the security committee outside of the regular reporting cycle when they identify an emerging cybersecurity risk.
To date, we have not experienced a cybersecurity event that had a material impact on our financial performance or operations.
Enterprise Risk Management Program Oversight
The scope of our Enterprise Risk Management ("ERM") program includes the assessment and management of a broad range of our compliance, strategic, operational and financial risks. Throughout the year, members of a cross-functional team within the company conduct risk data collection, surveys, and interviews of company experts, leaders, and specialists. Together with the internal audit team, identified risks are then analyzed, categorized by topic (compliance, strategic, operational, reputational or financial) and timeframe (existing or emerging) and reported to management. For certain key risks, management action plans, whether current or planned, to mitigate identified risks are evaluated and updated as necessary. Quarterly, management presents and discusses the key risks identified in the ERM process with the audit committee, soliciting input from our directors on the steps taken to mitigate risks and plans for additional mitigation in the quarter ahead.

Board Meeting Attendance
Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year, and each of our current directors attended greater than 75% of the aggregate number of meetings of the board of directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, except for Mr. McMahon who ceased serving as a member of our board of directors effective June 25, 2024. We encourage our directors and nominees for director to attend our annual meeting of stockholders. All of our directors attended our 2024 annual meeting of stockholders, excluding Mr. McMahon who ceased serving as a member of our board of directors effective June 25, 2024.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a security committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at investors.mongodb.com.
Committee Membership as of May 8, 2025

Name	Audit	Compensation	Nominating and Corporate Governance	Security
Archana Agrawal		✓
Roelof Botha	✓
Hope Cochran
Francisco D’Souza			✓
Charles M. Hazard, Jr.	✓			✓
Dev Ittycheria
Tom Killalea		✓	✓
Ann Lewnes		✓		✓
Dwight Merriman				✓
Number of FY2025 Meetings	7	5	4	3

Chairperson
✓	Member
Audit Committee
Our audit committee consists of Ms. Cochran and Messrs. Botha and Hazard. The chair of our audit committee is Ms. Cochran. Our board of directors has determined that Ms. Cochran and Messrs. Botha and Hazard are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that each of Ms. Cochran and Messrs. Botha and Hazard is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The audit committee meets at least quarterly and with greater frequency as necessary. The audit committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the audit committee, in consultation with management.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•helping our board of directors oversee our corporate accounting and financial reporting processes, systems of internal control and financial statement audits;
•managing the selection, engagement terms, fees, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•overseeing the organization and performance of our internal audit function;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•overseeing and reviewing relevant elements of our enterprise risk management program;
•coordinating with other committees of the board of directors to oversee environmental, social and governance ("ESG") matters, including required reports or disclosures related to ESG matters;
•obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Compensation Committee
Our compensation committee consists of Mses. Agrawal and Lewnes and Messrs. D’Souza and Killalea. The chair of our compensation committee is Mr. D’Souza. Mr. McMahon ceased serving as a member of the compensation committee at the end of his term as director as of the date of the 2024 annual meeting of stockholders.
Our board of directors has determined that Mses. Agrawal and Lewnes and Messrs. D’Souza and Killalea are independent under Nasdaq listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
•reviewing and approving corporate performance goals and objectives for our Chief Executive Officer and other executive officers, taking into account the policies of the compensation committee;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us;
•reviewing and discussing with management our compensation disclosures in the section titled “Compensation Discussion and Analysis” of this proxy statement;
•reviewing and approving or recommending that our board of directors approve, the compensatory arrangements of our executive officers and other senior management;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing the implementation and effectiveness of our human capital strategies, initiatives and programs relating to our culture, talent, recruitment, retention, employee engagement, and employee diversity, equity and inclusion efforts;

•coordinating with other committees of the board of directors to oversee ESG matters, including required reports or disclosures related to ESG matters;
•adopting, amending, terminating and administering incentive compensation and stock and equity incentive plans and other benefit programs; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Under its charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate.
Compensation Committee Processes and Procedures
The compensation committee meets at least quarterly and with greater frequency as necessary. The compensation committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee may also meet in executive session on an ad hoc basis. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. Our President and Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of MongoDB. In addition, under the charter, the compensation committee has the authority to obtain, at the expense of MongoDB, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and the Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
Historically, the compensation committee has determined most bonus awards and established performance metrics at one or more meetings held during the first quarter of the year and has made adjustments to annual equity and non-equity compensation periodically, as events warrant. The compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of MongoDB’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, periodically throughout the year.
Compensation Committee Interlocks and Insider Participation
None of Mses. Agrawal and Lewnes or Messrs. D’Souza or Killalea, the members of the compensation committee, is currently one of our officers or employees or has at any time been one of our officers or employees or has had any relationship requiring disclosure under Item 404 of Regulations S-K. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. D’Souza, Hazard and Killalea. The chair of our nominating and corporate governance committee is Mr. Hazard. Each member of the nominating and corporate governance committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his independent judgment, as determined by the board of directors in accordance with the applicable Nasdaq listing standards. The nominating and corporate governance committee meets at least quarterly and with greater frequency as necessary. The nominating and corporate governance committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the nominating and corporate governance committee, in consultation with management.
Specific responsibilities of our nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•reviewing the performance of our board of directors, including committees of the board of directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•coordinating with other committees of the board of directors to oversee ESG matters, including required reports or disclosures related to ESG matters;
•instituting plans or programs for the continuing education of directors and orientation of new directors; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements. Our nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of MongoDB’s stockholders. These minimum qualifications may be modified from time to time. The committee typically considers potential conflicts of interest, director independence, background, age, skills and such other factors as it deems appropriate, given the current needs of our board of directors and the company, to maintain a balance of knowledge, experience and capability.
In considering potential director nominations, the committee takes into account the current composition of our board of directors, the operating requirements of the company and the long-term interests of stockholders. In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will review directors’ prior service to MongoDB, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
The nominating and corporate governance committee may use any methods it deems appropriate for identifying candidates for board membership, including recommendations from current board members, outside search firms and stockholders. Where outside search firms are utilized, they assist the committee in both identifying and evaluating potential nominees.
Our nominating and corporate governance committee will consider stockholder recommendations of director candidates and will review the qualifications of any such candidate in accordance with the criteria described in the preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders.
Stockholders may nominate directors by submitting names and other information required by applicable law and our amended and restated bylaws. Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of MongoDB’s common stock, a description of the proposed candidate’s business experience for at least the last five years, and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected. If you wish to nominate a director that you do not desire to be included in next year’s proxy materials, in accordance with our bylaws, you must do so between March 2, 2026 and April 1, 2026; provided that if the date of that annual meeting of stockholders is earlier than May 31, 2026 or later than July 30, 2026, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made.
If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director at next year’s meeting pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” above. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Security Committee
Our security committee consists of Messrs. Killalea, Hazard, Merriman and Ms. Lewnes. The chair of our security committee is Mr. Killalea. Each member of the security committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his independent judgment, as determined by the board of directors in accordance with the applicable Nasdaq listing standards. The security committee meets at least quarterly and with greater frequency as necessary. The security committee may also act by unanimous written consent in lieu of a formal meeting from time to time. The agenda for each meeting is usually developed by the chairperson of the security committee, in consultation with management.
Specific responsibilities of our security committee include:
•reviewing with management, at least annually, our assessment of risks related to physical security and cybersecurity threats and our management and mitigation of physical security threats, physical security incidents, cybersecurity threats and cybersecurity incidents;
•reviewing with management any major physical security and cybersecurity incidents that have occurred and steps that have been taken to mitigate against reoccurrence;
•evaluating the effectiveness of our risk management and data security programs measured against our cybersecurity threat landscape, including the following program components: cybersecurity risk monitoring, effectiveness testing, integrity of information security systems and controls and adequacy of resources, security awareness training and cybersecurity insurance coverage;
•reviewing and discussing with management the regulations, as well as key legislative and regulatory developments, that could materially impact our cybersecurity risk exposure;
•evaluating the integrity of our information systems, processes, policies and controls to ensure compliance;
•assessing the effectiveness of our business continuity plan and cybersecurity incident response plan, including disclosure, investigation, remediation and post-incident security measures;
•reviewing and assessing our physical security and cybersecurity risk systems against industry benchmarks and best practices, and make recommendations on enhancements; and
•reviewing our information security planning and resources to manage changes in our cybersecurity threat landscape and assessing the potential impact of cybersecurity risk on our business, operations and reputation.
Board Skills Matrix
Our board of directors is comprised of a diverse group of highly qualified leaders in their respective fields. All of our directors have senior leadership experience at large public and private companies and have significant and diverse management experience. We believe the skills, qualities, attributes, experience and diversity of our directors provide us with a range of perspectives to effectively represent the best interests of our stockholders. The chart below summarizes our directors’ strengths.

Board Skills Matrix (as of May 8, 2025)
Name	Technology	Cybersecurity, Information Security or Privacy	Global Sales, Markets or Operations	Senior Leadership	Public Company Boards	Risk Management	Finance or Accounting
Archana Agrawal	✓		✓	✓	✓
Roelof Botha	✓			✓	✓	✓	✓
Hope Cochran	✓	✓		✓	✓	✓	✓
Francisco D'Souza	✓			✓	✓
Charles M. Hazard	✓	✓		✓			✓
Dev Ittycheria	✓			✓	✓		✓
Tom Killalea	✓	✓		✓	✓	✓
Ann Lewnes	✓		✓	✓	✓
Dwight Merriman	✓	✓		✓
Transactions With Related Persons
The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than five percent (5%) of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Related Person Transaction Policy
We have adopted a policy that our executive officers, directors, holders of more than five percent (5%) of our common stock, any member of the immediate family and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-person transaction with us without the consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction, arrangement, relationship or series of similar transactions, arrangements or relationships, in which the aggregate amount involved exceeds or is expected to exceed $120,000 and any related person had, has or will have a direct or indirect material interest must be presented to our audit committee for review, consideration and approval or ratification. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, (a) the risks, costs and benefits to MongoDB, (b) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. There were no related person transactions in fiscal year 2025.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We plan to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website. Our board of directors has also adopted Corporate Governance Guidelines that establish the corporate governance policies pursuant to which our board of directors conducts its oversight of the business of MongoDB in accordance with its fiduciary responsibilities. Our Code of Business Conduct and Ethics, applicable amendments thereto and waivers thereof, and our Corporate Governance Guidelines are available in the “Corporate Governance” section of our investor relations website at investors.mongodb.com.
Communications with our Board of Directors
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary. The communication should indicate that it contains a stockholder or interested party communication. All such communications, if appropriate, will be forwarded to the director or directors to whom the communications are addressed. For example, we will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about MongoDB.
ESG Highlights
Oversight
As we continue to innovate and grow, we also aim to ensure that our success is sustainable. While our management is responsible for developing our overall strategic plan, our board of directors retains oversight authority and has an enterprise-wide approach to environmental, social and governance ("ESG") and risk management, designed to support the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance, and enhancing stockholder value.
To further advance ESG at MongoDB, we established in fiscal year 2024 a new ESG structure with the creation of the ESG Steering Committee, the ESG Operating Group and the ESG Working Group. The ESG Steering Committee, led by our General Counsel as the executive sponsor, is comprised of senior level, subject-matter experts in relevant disciplines across our organization such as human resources, engineering, communications, finance, sustainability, investor relations, legal, cybersecurity, and employee experience.

Oversight	Board of Directors & Board Committees
Oversee the implementation of our mission, vision, and values across all aspects of our Company. Review significant ESG goals, risks, opportunities, achievements, and strategy, including climate, sustainability, employee health and safety and human capital management

Management	Executive Team
Integrates ESG into the overall business strategy and risk management process. Collaborates with the board to implement ESG strategies, monitor performance, and ensure alignment with MongoDB’s overall strategic goals.

ESG Steering Committee
Strategizes and advises the Executive Team on sustainability initiatives and collaborative efforts on key areas of focus. Measures progress through quarterly updates from our General Counsel and other members of the ESG Steering Committee.

Implementation	ESG Operating Group	Executes strategic initiatives supporting the Company's focus on ESG-related issues. Responsible for the day-to-day progress of ESG initiatives developed by the ESG Working Group.
	ESG Working Group	Maintains enterprise sustainability and ESG strategies through consistent monitoring of MongoDB initiatives, developments in regulations, reporting standards and stakeholder feedback.
For more details regarding our ESG initiatives, we encourage you to read our 2024 ESG Report, which can be found on our website at: https://www.mongodb.com/company/sustainability/esg/fy24. Nothing on our website, including the 2024 ESG Report or sections thereof, shall be deemed incorporated by reference into this proxy statement or any other filing with the SEC.

Sustainability Framework
We believe that corporate governance and responsibility help advance the long-term interests of our company and stockholders. As a part of its primary duty to oversee corporate strategy, our board of directors also oversees how environmental and social issues may impact the long-term interests of stockholders and stakeholders. We champion the idea that corporate responsibility is part of every employee’s job, as we believe that achieving operational excellence is intrinsically tied to how responsibly we run our business.
Our ESG strategy and reporting are informed by analysis of:
•our current stockholder base, as well as prospective investors, to identify key sustainability issues emphasized by our stockholders;
•internal feedback from employees to help determine which sustainability topics have the greatest impact on our business;
•feedback from customers, suppliers and partners to identify market or industry trends;
•our research to identify sustainability policies, principles and practices of our peer companies and the best disclosure practices related to each; and
•key factors evaluated by the most influential rating agencies issuing ESG scores.
Human Capital Management
We believe that our employees and the culture we have established are critically important to our success. To continue to compete and succeed in our highly competitive and rapidly evolving market, it is imperative that we attract, develop and retain top talent. To support these objectives, we strive to be an employer of choice in our industry by continuing to invest in our company culture as defined by our values, offer competitive compensation and benefits, support the health and well-being of our employees, and create an environment that supports high performance and growth for all our employees.
As of January 31, 2025, we had a total of 5,558 employees, including 2,819 employees located outside the United States. We are subject to laws and regulations relating to our relationship with our employees. Generally, these laws and regulations are specific to the location of our business and we engage with legally recognized employee representative bodies in these locations as required. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Our Culture

We believe our culture is critical to our success and has delivered tangible financial and operational benefits for our customers, our employees and our stockholders. Our culture is grounded in the MongoDB Leadership Commitment framework which states that: “all employees at MongoDB are keepers of our culture and expected to do three things. To be successful, we must deliver the right outcomes for our customers (what we do), live our values in everything we do (why we do it), and engage with each other as leaders (how we do it).”
Company Values
•Think Big, Go Far. We are big dreamers with a passion for creativity. We eagerly pursue new opportunities and markets through innovation and disruption. We have a pioneering spirit—always ready to forge new paths and take smart risks.
•Make It Matter. We are relentless in our pursuit of meaningful impact. We think strategically and are clear on what we are and are not trying to do. We accomplish an amazing amount of important work and we are obsessed with delivering on our commitments.
•Embrace the Power of Differences. We commit to creating a culture of belonging, where people of different origins, backgrounds and experiences feel valued and heard. This is cultivated by learning from and respecting each other’s similarities and differences. We approach conversations with positive intent and believe that others value the perspective we bring to the table. We recognize that a diverse workforce is the best way to broaden our perspectives, foster innovation and enable a sustainable competitive advantage.
•Build Together. We achieve amazing things by connecting and leveraging the diversity of perspectives, skills, experiences and backgrounds of our entire organization. We place the interests of the company over any individual or team. We discuss things thoroughly, but prioritize commitment over consensus.
•Be Intellectually Honest. We embrace reality. We apply high-quality thinking and rigor and operate with transparency. We have courage in our convictions but work hard to ensure biases or personal beliefs do not get in the way of finding the best solution.
•Own What You Do. We take ownership and are accountable for everything that we do. We empower and we are empowered to make things happen and balance independence with interdependence. We demand excellence from ourselves. We each play our own part in making MongoDB a great place to work.
We are continuing to embed the MongoDB Leadership Commitment, and therefore our values, into all aspects of the employee lifecycle from recruiting to performance management to leadership development and more to build a high performance and inclusive culture.
Talent & Leadership Development
Promoting the professional growth and development of our talent is a priority for us to ensure retention, engagement and ultimately better business outcomes, especially as we navigate the challenges of scaling in a competitive business environment. Development at MongoDB happens largely on the job - as a growing company, we add and expand roles frequently, offering employees the opportunity to take on new challenges and the ability to learn and grow. In addition to our ongoing delivery of professional and technical skill growth, we focus on two key levers for developing our talent. First, we are committed to developing talent using our performance and growth framework, which equips managers and employees to deliver great results through continuous feedback and semi-annual employee performance and growth conversations, that include employee self-reflections and development plans. Second, we are focused on leadership development at all levels at MongoDB through both structured and customized programming for managers at all levels. This includes training programs and coaching services. All our leadership development content is anchored in the MongoDB Leadership Principles, which describe what good leadership at MongoDB looks like.
Compensation and Benefits
We provide competitive compensation and benefits for our employees globally. We continue to evolve our compensation programs to maintain competitive alignment with market practices while ensuring all pay decisions are driven by performance. Our compensation package may include base salary, commission or semi-annual bonuses and long-term equity awards. Where the market indicates, equity compensation continues to be an important tool to attract and retain talent. Employees in equity-eligible roles receive a new hire award at the time of hire and an annual performance-related refresh thereafter. To foster a strong sense of ownership and align our employees’ interests with our long-term success, we offer all full-time employees globally the opportunity to participate in an employee stock purchase plan.
In addition to cash and equity compensation, we offer employees a wide array of benefits designed to be aligned with local reward practices and to be competitive with those offered by companies that we compete with for talent. In the United States, these include health insurance (medical, dental and vision), paid time off, retirement benefits and additional resources to support employees' overall well-being. While the philosophy around our benefits is the same worldwide, specific benefits may vary by country due to local regulations and preferences.

Finally, we are committed to pay equity, regardless of gender, ethnicity or other personal characteristics. To deliver on that commitment, we benchmark and set pay ranges based on market data and consider factors such as an employee’s role and experience, job location and performance. In addition, to reduce the risk of bias and help ensure consistent pay practices, we use a third-party tool to conduct annual pay parity checks.

Our three-year average annual burn rate from fiscal year 2023 through fiscal year 2025 has been 3.23%, compared to our three-year average annual burn rate of 3.17% from fiscal year 2022 through fiscal year 2024, and well below the evergreen share replenishment factor of 5.0% of common shares outstanding. We determine our “burn rate” by dividing equity awards granted during the fiscal year by the weighted average number of shares outstanding over such fiscal year.
Health, Safety and Well-Being
We believe the health, safety and well-being of our employees are vital to our success. We have introduced guidelines, regular reviews and training, which reflect our commitment to both the physical and psychological health and well-being of our employees. As part of this commitment, we recognize our responsibility to provide a safe and healthy work environment for all employees, contractors, customers and visitors.
We have a hybrid approach to working which we introduced in 2021 during the Covid-19 pandemic. Our four working models - in office, flexible, remote and customer-facing remote - help ensure that we are meeting business needs while also offering employees flexibility. We gather feedback regularly from employees, assessing workplace safety and operational effectiveness, and seeking opportunities to enhance the overall experience for our hybrid workforce globally. We offer training for our people managers and employees on how to thrive in a global, hybrid work environment, and how to ensure collaboration and social interaction. We have several hub offices and a network of satellite offices in locations around the world and continue to introduce new workplace initiatives to enhance the employee experience.

As it relates to employee well-being, we offer a range of benefits under our four pillars of well-being:

•Physical well-being. We offer our employees access to comprehensive and competitive medical coverage in local markets, often covering the employee and dependent premiums. Our plans often include dental, optical, maternity, hospitalization and outpatient care, among other coverages, as well as comprehensive travel medical coverage while they travel for work assignments. To promote healthy lifestyles, we also offer employees access to highly subsidized or discounted monthly gym and exercise class memberships.
•Financial well-being. We believe that financial security is an enabler of creativity and productivity, which is why we offer retirement saving options for our employees, as well as benefits such as life insurance, disability insurance, critical illness and accident coverage.
•Emotional well-being. Our employees and their families have 24-hour access to our Employee Assistance Program (“EAP”). Our EAP offers confidential guidance on matters such as family support, mental health and legal assistance. Through local partners, employees have access to free counseling and coaching sessions. Globally we also have a team of mental Health First Aiders, who are trained to be a point of contact for any of our employees experiencing emotional distress. In addition, all employees receive a complimentary subscription to a meditation app, which provides hundreds of themed meditation sessions on everything from sleep to focus to reducing stress.
•Family well-being. We provide global fertility benefits to our employees and their partners, including fertility care, adoption and surrogacy assistance and unlimited access to 1:1 guidance with certified practitioners. In the United States and some of our bigger geographies, we also offer backup childcare support. We feel strongly that parents should be able to share the responsibilities of caregiving and our parental leave policy gives all new parents at least 20 weeks of paid leave. Globally, our employees also have access to personalized guidance to parents and caregivers, offering a full spectrum of family support for those with children of all ages.
Employee Engagement
We conduct anonymous engagement surveys regularly to help us understand the employee experience, identify areas of strength and development opportunities among teams, measure the effectiveness of our people and culture initiatives and understand employee’s sentiments on management. These surveys are managed by a third-party vendor to encourage candor. The results are reviewed by senior management, who analyze areas of progress or deterioration and work with their teams to determine actionable steps based on survey results. The results also drive organization-wide focus areas and commitments focused on leadership, culture and inclusion.
Environmental Initiatives

At MongoDB, we strive to conserve natural resources and practice good environmental stewardship. We recognize our responsibility to assess our impact on the environment and mitigate any negative effects, including, when necessary, restoring and offsetting any harm. We believe that environmentally responsible operating practices will serve to benefit stockholders, partners, customers and employees alike. We strive to incorporate sustainability into our business wherever possible, from product development to office selection. We continue to look for and adopt new ways in which we can positively address sustainability challenges.

We are also committed to transparent disclosure of our sustainability practices. In our 2024 ESG Report, we disclosed our carbon footprint and announced our commitment to achieve net-zero carbon by 2030. We aim to reduce our entire carbon footprint as much as possible and offset the remainder with high quality carbon removal credits. We are also committed to being 100% powered by renewables by 2026. This first target entails reducing our Scope 2 electricity emissions to zero through thoughtful sourcing of Renewable Energy Credits or on-site renewables.

Actions demonstrating our commitment to advancing sustainability include:

•Conducting climate scenario analysis and updating our transition plan to align with evolving climate risks and opportunities.
•Developing an ESG strategy to ensure a structured approach to sustainability initiatives and disclosures over the long-term.
•Formalizing our ESG policy to showcase our commitments and expectations across key environmental, social, and governance topics.
•Entering into two Virtual Power Purchase Agreements to add renewable energy to the grid.
•Expanding our efforts to reduce energy consumption by exclusively using LEDs and implementing measures to lower office technology energy use when not in operation.
•Updating our Sustainable Procurement Policy to reinforce ESG priorities throughout our value chain.
•Expanding low-carbon regions in Atlas to support customers in reducing their carbon footprints.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our board of directors is divided into three classes. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of the election until the third annual meeting following the election. Any directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of MongoDB.
Our board of directors currently consists of ten members divided into the three classes as follows:
•Class I directors: Roelof Botha, Dev Ittycheria, and Ann Lewnes, whose terms will expire at the annual meeting of stockholders to be held in 2027; and
•Class II directors: Francisco D’Souza, Charles M. Hazard, Jr. and Tom Killalea, whose terms will expire at the upcoming annual meeting of stockholders; and
•Class III directors: Archana Agrawal, Hope Cochran and Dwight Merriman, whose terms will expire at the annual meeting of stockholders to be held in 2026.
Our board of directors has nominated Messrs. D’Souza, Hazard and Killalea, each of whom is currently a director of MongoDB, for re-election to serve as Class II directors.
Each of Messrs. D’Souza, Hazard and Killalea, has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2028 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares of common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote generally on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, the board of directors may designate a substitute nominee. If the board designates a substitute nominee, shares that would have been voted for that nominee will instead be voted for the election of the substitute nominee designated by the board.
Nominees
Our nominating and corporate governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of the board of directors. In addition, the committee and the full board of directors feel that candidates representing an array of perspectives, skills, experiences and backgrounds add to the overall diversity and viewpoints of the board of directors and that the current board of directors embodies the breadth of backgrounds and experience necessary for a balanced and effective board.

Our board of directors recommends a vote FOR each Class II director nominee named above.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the current nominees and our other directors who will continue in office after the meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held With MongoDB
Class I directors, nominees for election at the 2027 Annual Meeting of Stockholders
Roelof Botha(1)	51	Director
Dev Ittycheria	58	President, Chief Executive Officer and Director
Ann Lewnes(3)(7)	63	Director
Class II directors whose terms expire at the 2025 Annual Meeting of Stockholders
Francisco D'Souza(3)(4)(5)	56	Director
Charles M. Hazard, Jr.(1)(5)(6)(7)	57	Director
Tom Killalea(3)(5)(8)	57	Chairperson of the Board
Class III directors whose terms expire at the 2026 Annual Meeting of Stockholders
Archana Agrawal(3)	47	Director
Hope Cochran(1)(2)	53	Director
Dwight Merriman(7)	56	Co-Founder and Director
(1)    Audit Committee Member
(2)    Audit Committee Chairperson
(3)    Compensation Committee Member
(4)    Compensation Committee Chairperson
(5)    Nominating and Corporate Governance Committee Member
(6)    Nominating and Corporate Governance Committee Chairperson
(7)    Security Committee Member
(8)    Security Committee Chairperson

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
Nominees for Election at the 2025 Annual Meeting of Stockholders
Francisco D’Souza has served as a member of our board of directors since November 2019. Mr. D'Souza is Managing Partner and Co-Founder of Recognize Partners, a position he has held since November 2019. He co-founded Cognizant Technology Solutions (“Cognizant”) in 1994 and served as its Chief Executive Officer from January 2007 to March 2019, where he oversaw a period of sustained growth and transformation that included: 10x increase in revenue from $1.4 billion in 2006 to $16.1 billion in 2018, a 7x increase in headcount from 39,000 in 2006 to 282,000 in 2018 and Cognizant's inclusion in the Fortune 200. Mr. D'Souza also served board of directors of General Electric Company from February 2013 to May 2023 and on the board of directors of Cognizant from January 2007 to March 2020 and as its Vice Chairman from June 2018 to March 2020. Mr. D’Souza serves on the tech-focused international advisory board of Banco Santander. He holds a B.B.A from the University of Macau and an M.B.A. from Carnegie Mellon University. We believe that Mr. D'Souza is qualified to serve on our board of directors based on his various executive leadership roles and technology industry expertise.
Charles M. Hazard, Jr. has served as a member of our board of directors since October 2009. Mr. Hazard is a co-founder and has served as a General Partner of Flybridge Capital Partners, a venture capital firm, since May 2002. He currently represents Flybridge Capital Partners on the boards of directors of a number of privately held companies. Prior to co-founding Flybridge, Mr. Hazard served as a General Partner at Greylock Partners. Prior to that, he was with Company Assistance Limited, an investment and consulting firm, and Bain and Company, an international management-consulting firm. Mr. Hazard received his B.A. in Economics and Political Science from Stanford University and his M.B.A. from

Harvard Business School. We believe that Mr. Hazard is qualified to serve on our board of directors because of his significant knowledge of and history with our company, his knowledge of the industry in which we operate and his extensive investment and board of directors' experience.
Tom Killalea has served as a member of our board of directors since December 2015 and as the chairperson of the board of directors since July 2019. He has been an advisor to technology-driven companies since November 2014. Formerly at Amazon for 16 years, Mr. Killalea was Amazon's first Chief Information Security Officer, led the infrastructure and distributed systems team, and led the Kindle Content Ecosystem. Mr. Killalea currently serves on the board of directors of Akamai Technologies, Inc., a public technology company that provides cloud services for delivering content and business applications over the internet, Capital One Financial Corp., a public bank holding company, and Satellogic, Inc., a public earth observation company. Previously, he was a Director of Carbon Black, Inc. (CBLK), from April 2017 until its acquisition by VMware, Inc. in October 2019, and Xoom Corporation (XOOM), from March 2015 until its acquisition by PayPal, Inc. in November 2015. He serves on the editorial board of ACM Queue (Association for Computing Machinery). He holds a B.Ed. in Education from the National University of Ireland, and a B.S. in Computer Science from Trinity College in Dublin. We believe that Mr. Killalea is qualified to serve on our board of directors based on his deep expertise in product development, digital innovation, customer experience, and security.
Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Archana Agrawal has served as a member of our board of directors since August 2019. Ms. Agrawal is currently the President of Intercom, a business messaging software company, and has served in this capacity since December 2023. Ms. Agrawal served as the Chief Marketing Officer of Formagrid, Inc. d/b/a Airtable, a cloud collaboration company from March 2020 to December 2023. She served on the board of Zendesk, Inc., a public software development company from July 2020 to November 2022. Previously, Ms. Agrawal was at Atlassian, a software business, from December 2013 to March 2020, in various roles, including Head of Enterprise and Cloud Marketing. Prior to that, Ms. Agrawal was at Ladders, Inc. from 2007 until 2013, where she led corporate-wide analytics. She began her career at the IBM Almaden Research Center. Ms. Agrawal has a combined 19 years of experience in the software industry. She holds an M.B.A. from Harvard Business School and received her M.S. in computer science from the University of Illinois at Urbana-Champaign. We believe that Ms. Agrawal is qualified to serve on our board of directors based on her leadership experience and understanding of the software industry.
Hope Cochran has served as a member of our board of directors since December 2016. Ms. Cochran is currently a Managing Director at Madrona Venture Group, a position she has held since 2019. Ms. Cochran first served as a venture partner at Madrona Venture Group from 2017 to 2019. From September 2013 to June 2016, Ms. Cochran served as the Chief Financial Officer of the public gaming company King Digital Entertainment plc, which was acquired by Activision Blizzard, Inc. In February 2016. Prior to King Digital, she served as the Chief Financial Officer of Clearwire Corporation, a telecommunications operator, from February 2011 until its acquisition by Sprint, Inc. in July 2013. Previously, she has held several roles in the software industry, including at PeopleSoft, Inc., Evant Inc. and SkillsVillage Inc., a contract resources software company that she founded. Ms. Cochran has served on the Board of Directors of Hasbro, Inc., a public toy and entertainment company, since June 2016, and is chairperson of Hasbro's Finance committee and a member of its Audit committee. She has also served on the Board of Directors of New Relic, Inc., a public software analytics company, since May 2018, and was the lead independent director and a member of the audit committee through its sale in 2023. Ms. Cochran received her B.A. in Economics and Music from Stanford University. We believe that Ms. Cochran is qualified to serve on our board of directors based on her financial and operating background in the technology sector and her experience serving on the board of directors of public companies.
Dwight Merriman, one of our co-founders, has served as a member of our board of directors since July 2020. Prior to joining our board, he was previously employed as an advisor to MongoDB. In 1995, he co-founded DoubleClick and served as its Chief Technology Officer for 10 years. He is also a co-founder of Business Insider and Gilt Groupe. Mr. Merriman received his B.S. in Systems Analysis and Computer Science from Miami University. We believe that Mr. Merriman is qualified to serve on our board of directors based on his intimate knowledge of our business and his deep experience in our industry.
Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Roelof Botha has served as a member of our board of directors since December 2013. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Partner and a Managing Member of Sequoia Capital Operations, LLC since 2007 and Managing Partner since 2022. From March 2000 to January 2003, Mr. Botha served in various positions at PayPal, Inc., a public online payments company, including as Chief Financial Officer. Mr. Botha has served on the board of directors of Natera, Inc., a public genetic testing company, since 2007, and is a member of its nominating and governance committee; on the board of directors of Block, Inc., a public provider of payments, financial and marketing services, since 2011, and is a member of its audit and risk committee and its compensation committee; on the board of directors of Unity Software, Inc., a public video game software development company, since 2009, and is a member of its audit committee. He also currently serves on the board of directors of a number of privately-held companies. Mr. Botha previously served on board of directors of 23andMe, Inc., a personal genetics company from September 2017 to September 2024, on the board of Eventbrite, a public global platform for live experiences from 2009 to June 2022, on the board of directors of Bird Global, Inc., a public electric vehicle ridesharing company from 2018 to December 2022 and on the board of directors of Xoom Corporation, a payment processing company, from May 2005 until its acquisition by PayPal, Inc. in November 2015. Mr. Botha received his B.S. in Actuarial Science, Economics and Statistics from the University of Cape Town and his M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Botha is qualified to serve on our board of directors due to his knowledge of the technology industry and his experience serving on the boards of directors of public companies.
Dev Ittycheria has served as our President and Chief Executive Officer and as a member of our board of directors since September 2014. Prior to joining us, Mr. Ittycheria served as a Managing Director at OpenView Venture Partners, a venture capital firm, from October 2013 to September 2014. From February 2012 to June 2013, Mr. Ittycheria served as Venture Partner at Greylock Partners, a venture capital firm. From April 2008 to February 2010, Mr. Ittycheria served as President-Enterprise Management at BMC Software, Inc., a computer software company, which he joined in connection with its acquisition of BladeLogic, Inc., a computer software company that Mr. Ittycheria co-founded and for which he served as Chief Executive Officer. Mr. Ittycheria currently serves as lead independent director of the board of directors of Datadog, Inc., a public software company. Mr. Ittycheria previously served on the boards of directors of Bazaarvoice, Inc., a public software company (January 2010 to August 2014); Athenahealth, Inc., a public cloud-based services company (June 2010 to February 2019); AppDynamics, Inc., a private software company (March 2011 until its acquisition by Cisco Systems, Inc. in March 2017); DataRobot, Inc., a private software company (December 2021 to March 2024); and Altimeter Growth Corporation, a blank-check company formed by an affiliate of technology focused investment firm Altimeter Capital Management, LP (October 2020 to December 2021). Mr. Ittycheria received his B.S. in Electrical Engineering from Rutgers University. We believe that Mr. Ittycheria is qualified to serve on our board of directors because of his experience building and leading high growth businesses, his prior and current service on the boards of multiple public companies and his expertise and insight into corporate matters as our President and Chief Executive Officer.
Ann Lewnes has served as a member of our board of directors since December 2023. Ms. Lewnes has significant leadership experience in branding, advertising, direct-to-consumer e-commerce, digital marketing, and corporate strategy. She brings leadership experience in driving transformative growth and global demand at large public companies, as well as experience serving on both public and non-profit boards. Ms. Lewnes served on the Board of Directors of Mattel, Inc., a public toy and entertainment company, from February 2015 to February 2024 and chaired Mattel's Governance and Social Responsibility Committee and was a member of its Executive Committee. From November 2006 to March 2023, Ms. Lewnes served as Adobe Inc.'s Chief Marketing Officer and Executive Vice President of Corporate Strategy and Development. Previously, Ms. Lewnes was at Intel Corporation where she served as their Vice President of Marketing. She currently serves on the board of directors of the Sundance Institute. Ms. Lewnes is vice chair of the Board of Trustees of Lehigh University from which she received her B.A. in International Relations and Journalism. We believe that Ms. Lewnes is qualified to serve on our board of directors as she offers valuable insights obtained through her extensive business and marketing experience, particularly at technology companies.

DIRECTOR COMPENSATION

We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. We feel that it is appropriate to provide cash compensation to our non-employee directors to compensate them for their time and effort and to provide equity compensation to our non-employee directors to align their long-term interests with those of MongoDB and our stockholders. We review our director compensation program annually with input from our independent compensation consultant.
Cash Compensation
Pursuant to our non-employee director compensation program, our non-employee directors receive annual cash retainers for their service on our board of directors and its committees. These cash retainers may be paid in cash or in fully vested shares of our common stock at the election of the director.
Currently, our non-employee directors are eligible to receive the following cash fees for service on our board of directors and its committees, as follows:

Compensation Element		Annual Cash Retainer ($)(1)
Annual Retainer		40,000
Non-Executive Chairperson Retainer		20,000
Committee Chair Retainer	Audit	25,000
	Compensation	15,000
	Nominating and Corporate Governance	10,000
	Security	10,000
Non-Chair Committee Retainer	Audit	10,000
	Compensation	7,500
	Nominating and Corporate Governance	4,000
	Security	4,000
(1)    If the relevant director elects to be paid in fully vested shares of our common stock, the number of shares granted to each such director will be based on the volume-weighted average trading price (“VWAP”) of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date.
The above fees became effective at our 2024 annual meeting of stockholders following consultation with Semler Brossy Consulting Group, LLC ("Semler Brossy"), an independent compensation consultant. Please see the section below titled "Changes in Director Compensation."
We also reimburse our non-employee directors for any reasonable expenses incurred in connection with attending our board of directors and committee meetings.
Equity Compensation
Pursuant to our non-employee director compensation program, our non-employee directors are eligible to receive restricted stock unit (“RSU”) awards for their service on our board of directors as follows:
•Initial Equity Grant. Each newly elected non-employee director is eligible to receive an RSU award (the “Initial Grant”). Currently, newly elected non-employee directors are eligible to receive a number of shares equal in value to $430,000. The number of shares underlying the RSU award granted to each director is based on the VWAP of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date. The shares underlying the Initial Grant vest in a series of three equal annual installments on each anniversary of the grant date, subject to the director’s continued service through each vesting date. MongoDB may, in its discretion, settle an Initial Grant in cash.

•Annual Equity Grant. On the date of our annual meeting of stockholders, each incumbent, non-employee director is eligible to receive an RSU award (the “Annual Grant”). Currently, incumbent non-employee directors are eligible to receive a number of shares equal in value to $215,000. The number of shares underlying the RSU award granted to each director on such date is based on the VWAP of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date. The shares underlying each Annual Grant vest on the earlier of (a) the first anniversary of the grant date and (b) our next annual meeting of stockholders, subject to the director’s continued service through such date. Newly elected directors will not be granted an Annual Grant during their first year of service. MongoDB may, in its discretion, settle an Annual Grant in cash.
In the event of the termination of a director’s service on our board of directors in connection with a change in control (as defined in our 2016 Equity Incentive Plan (the “2016 Plan”)), any unvested shares underlying the Initial Grant and/or the Annual Grant, as applicable, will fully vest and become exercisable as of the effective date of such termination.
The following table provides information regarding the total compensation of our non-employee directors for the fiscal year ended January 31, 2025. Mr. Ittycheria serves as our Chief Executive Officer in addition to serving as a director and does not receive any additional compensation for his service as a director, and, accordingly, he is not included in the table.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Archana Agrawal	43,478	185,820(2)	229,298
Roelof Botha	45,978	185,820(2)	231,798
Hope Cochran	60,978	185,820(2)	246,798
Francisco D’Souza	54,978	185,820(2)	240,798
Charles M. Hazard, Jr.	58,739	185,820(2)	244,559
Tom Killalea	74,380	185,820(2)	260,200
Ann Lewnes	46,239	17,222(3)	63,461
John McMahon(2)	15,082	0(4)	15,082
Dwight Merriman	38,739	185,820(2)	224,559
(1)    The amounts in this column reflect the annual cash fees to which each non-employee director is entitled under our non-employee director compensation program for the fiscal year ended January 31, 2025. Our board of directors has determined that each of our non-employee directors has the option to have such cash fees be paid in the form of cash or in fully vested shares of our common stock. For the fiscal year ended January 31, 2025, several directors elected to be paid in shares - the number of shares of common stock granted to such director is based on the VWAP of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date. The fees earned during the first half of the fiscal year were paid in cash or, at the election of the non-employee director, shares of common stock on June 25, 2024. Each of Ms. Cochran and Messrs. Botha, D'Souza, Hazard and McMahon elected to be paid in shares of common stock for fees earned during the first half of the fiscal year ended January 31, 2025. The grant date fair value was calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”) based on the closing stock price at the grant date. The fees earned during the second half of the fiscal year will be paid in cash or shares of common stock, at the non-employee director’s election, on June 30, 2025, the date of our 2025 annual meeting of stockholders. If a director elects to be paid in shares, the number of shares of common stock granted to such director will be based on the VWAP of our common stock on the Nasdaq for the 30 trading days immediately prior to the grant date.
(2)    Represents the aggregate grant date fair value of RSUs granted on June 25, 2024, to each non-employee director eligible to receive an Annual Grant under the terms of our non-employee director compensation program and the 2016 Plan. The grant date fair value was computed in accordance with ASC 718 based on the closing stock price at the grant date. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K. Mr. McMahon did not receive a grant of RSUs because he ceased serving on the board of directors on June 25, 2024.
(3)    Represents the aggregate grant date fair value of RSUs granted on June 25, 2024 to Ms. Lewnes under the terms of our non-employee director compensation program and the 2016 Plan. The grant date fair value was computed in accordance with ASC 718 based on the closing stock price at the grant date. In February 2024, we revised our director compensation policy for the fiscal year 2025 and increased the value of the Initial Grant from $410,000 to $430,000. This grant was to match this increase in director compensation that the board of directors approved for fiscal year 2025, after Ms. Lewnes received an Initial Grant on December 5, 2023.
(3)    On June 25, 2024, Mr. McMahon ceased serving as a member of our board of directors following his decision to not stand for re-election at the 2024 Annual Meeting.

The following table sets forth (a) the aggregate number of unvested RSUs held by each non-employee director as of January 31, 2025 and (b) the aggregate number of options held by each non-employee director as of January 31, 2025.

Name	Total RSUs Held	Total Options Held
Archana Agrawal	820	—
Roelof Botha	820	—
Hope Cochran	820	20,562
Francisco D'Souza	820	—
Charles M. Hazard, Jr.	820	—
Tom Killalea	820	50,000
Ann Lewnes	764	—
John McMahon(1)	0
Dwight Merriman	820	—
(1)    On June 25, 2024, Mr. McMahon ceased serving as a member of our board of directors following his decision not to stand for re-election at the 2024 Annual Meeting.
Changes in Director Compensation
Our compensation committee and board of directors believe it is important to review director compensation from time to time to help ensure that the compensation levels of our directors are aligned with those of our peer companies, so that we may attract and retain the best possible candidates to serve on our board of directors.
In February 2025, the compensation committee engaged its compensation consultant, Semler Brossy, to review the design and competitiveness of our director compensation program. Based on the findings of the assessment, and pursuant to the recommendation of the compensation committee, the board of directors approved increases in the award values of the Initial Grants and the Annual Grants for non-employee directors, from $430,000 to $460,000 and from $215,000 to $230,000, respectively. These compensation changes will be effective as of our 2025 annual meeting of stockholders.
Stock Ownership Guidelines
In 2019, to further align the interests of our directors with those of our stockholders, the board of directors adopted stock ownership guidelines for our non-employee directors. The guidelines require our existing directors and newly elected directors to acquire and hold shares of our common stock equal to at least five times the value of his or her cash board annual retainer within five years of the date the guidelines were adopted or five years of first joining the board of directors, respectively.

PROPOSAL 2 – APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation Tables”).
You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation - Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.
The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our named executive officers in its totality, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
In accordance with Section 14A of the Exchange Act rules, stockholders are asked to approve the following non-binding resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present at the meeting (by virtual attendance) or by proxy and entitled to vote on the proposal.
Since this proposal is an advisory vote, the result will not be binding on our board of directors or our compensation committee. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Our board of directors recommends a vote FOR the approval of the non-binding resolution on named executive officer compensation.

EXECUTIVE OFFICERS

The following is information for our executive officers, as of the date of this proxy statement:

Name	Age	Position/Office Held With MongoDB
Dev Ittycheria	58	President, Chief Executive Officer and Director
Michael Gordon	55	Former Chief Operating Officer and Chief Financial Officer
Srdjan Tanjga	46	Former Interim Chief Financial Officer
Michael Berry	62	Incoming Chief Financial Officer
Cedric Pech	52	President of Field Operations
Biographical information for Dev Ittycheria is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Michael Gordon served as our Chief Financial Officer from July 2015 through January 31, 2025 and as our Chief Operating Officer from November 2018 through January 31, 2025. Prior to joining us, Mr. Gordon worked at Yodle, Inc., a local online marketing company, where he served as the Chief Financial Officer from May 2009 and as the Chief Operating Officer and Chief Financial Officer from March 2014 until July 2015. Prior to joining Yodle, Mr. Gordon was a Managing Director in the Media and Telecom investment banking group at Merrill Lynch, Pierce, Fenner and Smith Incorporated, a financial services company, where he worked from 1996 to 2009. Mr. Gordon serves on the board of directors of UiPath, a public enterprise automation software company. Mr. Gordon received his A.B. from Harvard College and his M.B.A. from Harvard Business School. Effective January 31, 2025, Mr. Gordon resigned from his positions as Chief Operating Officer and Chief Financial Officer.
Srdjan Tanjga served as our Interim Chief Financial Officer from February 2025 to May 8, 2025, succeeding Mr. Gordon. Before being appointed as Interim Chief Financial Officer, Mr. Tanjga served as our Senior Vice President, Finance since February 2021. Prior to this position, Mr. Tanjga served as our Vice President of Finance and Business Operations from May 2019 to February 2021. Before joining us, Mr. Tanjga worked as Managing Director at Emerging Sovereign Group, a subsidiary of the Carlyle Group, an investment firm. Before joining the Carlyle Group, Mr. Tanjga worked in various leadership positions at Harvard Management Company, an investment management corporation, and 40 North Industries, an investment firm. Mr. Tanjga holds a B.A. and an MBA from Harvard University. Effective May 8, 2025, Mr. Tanjga resigned from his position as Interim Chief Financial Officer.
Michael Berry will serve as our Chief Financial Officer, effective May 27, 2025. Prior to joining us, Mr. Berry served as the Executive Vice President and Chief Financial Officer of NetApp, Inc. from March 2020 through May 2025. Previous to that, Mr. Berry served as Executive Vice President and Chief Financial Officer of McAfee from February 2017 to March 2020. Mr. Berry was previously employed by FireEye, Inc., where he served as Executive Vice President, Chief Financial Officer and Chief Operating Officer. Prior to FireEye, Mr. Berry served as Executive Vice President and Chief Financial Officer of Informatica Corporation from November 2014 to September 2015. Prior to that, Mr. Berry was Executive Vice President and Chief Financial Officer of IO Data Centers, LLC, now Iron Mountain Inc; SolarWinds, Inc. and i2 Technologies, Inc. and served in a variety of other operational and finance positions. Mr. Berry has served on the board of Rapid7, Inc. since November 2012 and is the chair of its audit committee. Mr. Berry holds a Bachelor of Arts in Finance from Augsburg College and a Master of Business Administration in Finance from the University of St. Thomas.
Cedric Pech has served as our President of Field Operations since December 9, 2024. Prior to this, Mr. Pech served as our Chief Revenue Officer from February 2019 to December 2024. Before being appointed as Chief Revenue Officer, Mr. Pech led our Europe, Middle East and Africa sales divisions beginning in July 2017. Prior to joining us, Mr. Pech worked at Fuze, an enterprise global cloud communications and collaboration software platform, where he served as the Senior Vice President of Worldwide Sales from May 2015 until May 2017, and as General Manager, Europe, the Middle East and Africa, from April 2014 until May 2015. Mr. Pech completed his Classe Préparatoire at Lycée Bois Fleury Grenoble and received his M.B.A. from Montpellier Business School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The following compensation discussion and analysis describes the material elements of our executive compensation program for the fiscal year ended January 31, 2025. It also provides an overview of our compensation philosophy and objectives, our process for setting executive compensation and how the compensation committee arrived at the specific compensation decisions for our named executive officers for the fiscal year ended January 31, 2025, including the key factors considered.
Our named executive officers for the fiscal year ended January 31, 2025 were:
•Dev Ittycheria, President and Chief Executive Officer;
•Michael Gordon, Former Chief Operating Officer and Chief Financial Officer;(1) and
•Cedric Pech, President of Field Operations.(2)
(1) Michael Gordon stepped down as Chief Operating Officer and Chief Financial Officer effective as of January 31, 2025. Effective February 1, 2025, Srdjan Tanjga was appointed as Interim Chief Financial Officer; he resigned from this position effective as of May 8, 2025. Michael J. Berry was appointed as Chief Financial Officer of the Company effective as of May 27, 2025.
(2) Effective December 9, 2024, Mr. Pech was promoted to President of Field Operations.
Business Highlights
Business Overview
MongoDB is the developer data platform company whose mission is to empower developers to create, transform, and disrupt industries by unleashing the power of software and data. Our developer data platform is a globally distributed operational database integrated with a set of data services that allow development teams to address the growing variety of application requirements, all in a unified and consistent user experience.
Our customers can implement our developer data platform as a managed service offering, or they can choose a self-managed option. MongoDB Atlas is our managed multi-cloud database-as-a-service offering that includes an integrated set of database and related services. MongoDB Enterprise Advanced is our proprietary self-managed commercial offering for enterprise customers that can run in the cloud, on-premises or in a hybrid environment.
In 2023, generative artificial intelligence (“AI”) emerged as a significant technology trend. Generative AI is the process of generating original content by using foundation models (“FMs”), which are trained on large amounts of generally available data. Organizations of all sizes are looking at how to use their proprietary data in concert with FMs to drive better, AI-powered experiences for their customers. Organizations need a modern database to securely build, deploy, and scale generative AI applications. AI-driven workloads require the underlying database to be capable of processing queries against rich and complex data structures quickly and efficiently. Our flexible document model is uniquely positioned to help customers build sophisticated AI applications because it is designed to handle different data types (source data, vector data, metadata and generated data) right alongside live operational data, negating the need for multiple database systems and complex back-end architectures.
We compete in the database management software market, which is one of the largest in the software industry. According to IDC, the worldwide Data Management Software market, was $94 billion in 2023 growing to approximately $170 billion in 2028. This represents a 13% compound annual growth rate. Over the last two years, a number of companies launched code assistant tools, which leverage generative AI to help developers write and test their code faster, thereby accelerating application development. We believe these developments in coding assistant technology will further benefit the data management software market.
Fiscal Year 2025 Performance Summary

•Revenue. Total revenue was $2.01 billion for the full year fiscal 2025, an increase of 19% year-over-year. Subscription revenue was $1.94 billion, an increase of 19% year-over-year, and services revenue was $62.6 million, an increase of 12% year-over-year.
•Gross Profit. Gross profit was $1.47 billion for the full year fiscal 2025, representing a 73% gross margin compared to 75% in the year-ago period.
•Loss from Operations. Loss from operations was $216.1 million for the full year fiscal 2025, compared to a loss from operations of $233.7 million in the year-ago period.
•Net Loss. Net loss was $129.1 million, or $1.73 per share, based on 74.6 million weighted-average shares outstanding, for the full year fiscal 2025. This compares to a net loss of $176.6 million, or $2.48 per share in the year-ago period.
•Cash Flow. During the year ended January 31, 2025, MongoDB generated $150.2 million of cash from operations compared to $121.5 million of cash from operations in the year-ago period.
•Customers. As of January 31, 2025, we had over 54,500 customers across a wide range of industries and in over 100 countries, compared to over 47,800 customers as of the end of the prior year.
Executive Summary
To achieve the key objectives of our executive compensation program and drive our pay-for-performance culture without incentivizing undue risk taking, the compensation committee employs the following governance practices:

What We Do
✓	Pay for Performance
Tie 100% of executive annual bonus pay to company performance using annual corporate objectives selected for their ability to drive operational and financial performance. Provide 50% of the target value of long-term equity incentive compensation under our annual long-term incentive program in the form of performance stock units.

✓	Balance Short- and Long-Term Compensation
The allocation of incentives among the short-term incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals. For fiscal year 2025, 92.8% of our Chief Executive Officer’s total reported compensation and an average of 90.3% of the total reported executive compensation for our other named executive officers was in the form of long-term equity incentive awards.

✓	Multi-Year Vesting Periods for Long-Term Compensation	Multi-year vesting periods for awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to remain in our long-term employ.
✓	Mitigation of Risk	Our executive compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, and multiple performance metrics.
✓	Clawback Policies
We maintain two clawback policies: one mandates recoupment of officers' incentive-based compensation in case of an accounting restatement due to material noncompliance with financial reporting requirements under U.S. securities laws under Rule 10D-1 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the other authorizes the board of directors to recoup bonus, incentive, or equity-based compensation from any of our current or former executive officers who engaged in misconduct (as described below), including in events unrelated to financial restatements.

✓	Stock Ownership Guidelines	Executive officers are expected to acquire and maintain a certain level of ownership interest, in order to emphasize long-term performance and to promote alignment with stockholders.
✓	Engage an Independent Compensation Consultant	Our fully independent compensation committee retains an independent compensation consultant on matters pertaining to executive and non-employee director pay and governance.
✓	Regularly Review Share Utilization	Management and the Board regularly evaluate share utilization levels by reviewing the cost and dilutive impact of stock compensation.
✓	Annual Say on Pay
We conduct an annual say-on-pay advisory vote. At our 2024 Annual Meeting of Stockholders, approximately 88% of the votes cast on the say-on-pay proposal were in favor of the fiscal year 2024 compensation of our named executive officers.

What We Don't Do
✗	Tax Gross-Ups	We do not have any arrangements with our executive officers providing excessive tax gross-ups.
✗	Excessive Executive Perquisites	We generally do not provide executive fringe benefits or perquisites such as car allowances to our executives, other than certain services related to cybersecurity, which we consider to be in our best interest.
✗	Hedging or Pledging of MongoDB Securities	We prohibit hedging and pledging of MongoDB securities by our employees, directors and consultants.
✗	Single-trigger vesting upon change in control
If there is a change in control, outstanding equity will vest only if there is a termination of employment following such change in control (a “double trigger”). A change in control alone will not trigger vesting.

✗	Supplemental executive retirement and pension benefits	We do not provide supplemental executive retirement or pension benefits.
Say-on-Pay Vote and Stockholder Engagement

At last year’s annual meeting of stockholders, approximately 88% of votes cast approved the “say-on-pay” proposal regarding the compensation awarded to named executive officers. We take the views of our stockholders seriously and view this result as an indication that the principles of our executive compensation program are supported by our stockholders.
We appreciate and value the views and insights of our stockholders. Feedback received from stockholders is shared with the Board and relevant committees and taken into account when considering proposed changes to corporate governance, compensation and other practices and disclosures. For instance, largely as a result of stockholder feedback, in fiscal year 2022, the Committee approved a redesign of our annual long-term incentive grant program that resulted in our adoption of performance-based equity awards. Accordingly, a meaningful portion of our executive officer compensation is now in the form of performance stock unit awards, with earn out tied to achievement of revenue and cash flow goals and vesting subject to service requirements. Similarly, based on stockholder feedback, beginning with the fiscal year 2023 proxy statement, we added a board of directors skills matrix to highlight the diverse skill sets and experiences of our directors. In our fiscal year 2024 proxy statement, again in response to stockholder feedback requesting greater disclosure on NEO compensation calculations, we added tables indicating attainment levels of company performance metrics used to determine NEO compensation.
In fiscal year 2025, we reached out to stockholders owning approximately 51% of our outstanding stock based on stock ownership level as of September 30, 2024, and had conversations with stockholders owning an aggregate of approximately 35% of our outstanding stock. Through this outreach, we solicited feedback on our executive compensation program, corporate governance and environmental and social impact issues. Going forward, we will continue to maintain an active dialogue with our stockholders and evaluate feedback on issues of importance to them.
Consistent with our stockholders' recommendation at our 2019 annual meeting that we solicit a say-on-pay vote on an annual basis, we will again hold a say-on-pay vote at our upcoming annual meeting. We believe an annual “say-on-pay” vote will best reinforce our desire to communicate with our stockholders and allow them to regularly express a view on our compensation policies and practices. A “say-on-frequency” vote is required every six years, and as such, our next say-on-frequency vote will be at our upcoming annual meeting of stockholders. Please see Proposal 3 below for additional information.
Executive Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance and aligning the compensation of our executive officers with the long-term interests of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•attract, motivate, incentivize and retain a highly skilled team of executives who contribute to our long-term success;
•provide compensation packages to our executive officers that are competitive and reward the achievement of our financial, operational and strategic objectives; and
•effectively align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. The emphasis on long-term incentive compensation is illustrated in the following pay mix charts:

FY 2025 Annualized CEO Pay	FY 2025 Average Annualized Other NEOs Pay

Our executive compensation program has been designed to attract, retain and motivate talented executives. Accordingly, when setting individual executive compensation levels, the compensation committee generally aims to position target total direct compensation at levels that are competitive with other public and private companies in our industry and regions with whom we compete for talent. Further, our compensation committee tends to weight the target total direct compensation opportunities of our executive officers more heavily towards equity compensation. Target pay positioning may vary by individual depending on the experience level and performance of the executive and other factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies.
Process for Setting Executive Compensation
Role of the Compensation Committee. Compensation decisions for our named executive officers are determined by the compensation committee, with input from our independent compensation consultant and, as appropriate, management (including our Chief Executive Officer, except in regard to his compensation). The compensation committee reviews the compensation of our named executive officers on an annual basis to ensure the executives are appropriately compensated and motivated, and makes adjustments as necessary.
Pursuant to its charter, the compensation committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our named executive officers and for reviewing and approving performance goals and objectives relevant to these compensation arrangements, and considering factors related to the performance of MongoDB. For additional information about the compensation committee, see the section titled “Board of Directors and Corporate Governance–Board Committees–Compensation Committee.”
Generally, the compensation committee’s process for determining executive compensation comprises of two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the compensation committee (together with the board of directors) determines any adjustments to his compensation as well as awards to be granted, taking into account the Board's evaluation of the Chief Executive Officer’s performance. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
The compensation committee has the authority to obtain, at the expense of MongoDB, advice and assistance from its own advisors as it considers necessary or appropriate in the performance of its duties. For the fiscal year ended January 31,

2025, the compensation committee retained Semler Brossy to review and assess our executive compensation practices relative to market compensation practices and to provide market compensation data. For additional information on this engagement, see the section below titled "Role of the Compensation Consultant."
Role of the Compensation Consultant. For fiscal year 2025, the scope of the compensation consultant's engagement for the compensation committee included:
•reviewing the materials prepared for the compensation committee by management relative to fiscal year 2025 compensation for the named executive officers;
•advising the compensation committee on executive compensation trends;
•reviewing our market equity compensation practices, including the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) and the potential voting power dilution to our stockholders (our “overhang”);
•presenting market data and analysis to assist the compensation committee in setting target compensation for named executive officers;
•researching, developing and reviewing the compensation peer group used for fiscal year 2025 executive compensation benchmarking;
•advising on our non-employee director compensation program;
•reviewing our current incentive design structures against market incentive design structures; and
•supporting other ad hoc matters throughout the year.
Semler Brossy reviewed and provided input on the Compensation Discussion and Analysis section of this proxy statement. In retaining Semler Brossy, the compensation committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. After review of information provided by each of the members of the compensation committee as well as information provided by Semler Brossy, the compensation committee determined that there were no conflicts of interest raised by their work with the compensation committee.
Role of Chief Executive Officer. In discharging its responsibilities, the compensation committee works with members of our management, including our Chief Executive Officer. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management's perspective on compensation matters. The compensation committee solicits and reviews our Chief Executive Officer's recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation).
The compensation committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and considers them as one factor in determining the compensation for our executive officers. Our Chief Executive Officer recuses himself from all deliberations and recommendations regarding his own compensation.
The compensation committee has also delegated limited authority to the Chief Executive Officer to make equity grants to certain employees who are not executive officers.
Use of Competitive Market Data. Our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies and companies with which we compete for top talent. This compensation peer group consists of technology companies and is determined based on several factors, including industry classification and company size based on metrics such as revenue, market capitalization and headcount along with other qualitative factors.
In the third quarter of fiscal year 2024, the compensation committee, in consultation with Semler Brossy, reviewed the companies in our peer group to determine if adjustments were necessary based on strategic and company size alignment. As a result of this review, the compensation committee approved the following 15-company peer group for purposes of fiscal year 2025 compensation decisions:

ANSYS [ANSS]	Dynatrace [DT]	Okta [OKTA]
Cloudflare [NET]	Elastic N.V. [ESTC]	Snowflake [SNOW]
Crowdstrike [CRWD]	Five9 [FIVN]	Trade Desk [TTD]
Datadog [DDOG]	HubSpot [HUBS]	Unity Software [U]
DocuSign [DOCU]	New Relic [NEWR]	Zscaler [ZS]
As previewed in our proxy for fiscal year 2024, we removed RingCentral due to its smaller market capitalization and removed Zendesk, Coupa, and Avalara as their compensation data became outdated following closure of their respective acquisition transactions. Snowflake, Ansys, Cloudflare and Zscaler were added given their market capitalization alignment with MongoDB and high-growth profiles deemed them to be comparable to MongoDB. At the time of the compensation committee's approval of this peer group, MongoDB was at the 33rd percentile in terms of revenue and at the 67th percentile in terms of market capitalization relative to the companies in this peer group.
The compensation committee referred to compensation data from this peer group in the first quarter of fiscal year 2025 to assist with the determination of compensation for our directors and executive officers. In addition, the compensation committee used survey data from a 2023 technology industry executive compensation survey to evaluate the competitive market when formulating its recommendation for the total direct compensation packages for our executive officers, including base salary, target bonus, and long-term incentive compensation opportunities. This survey provides compensation market intelligence and is widely used within the technology industry.
The compensation committee reviews the compensation peer group at least annually to make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. In the third quarter of fiscal year 2025, the compensation committee made further adjustments to the peer group for purposes of fiscal year 2026 compensation determinations by removing Five9 due to its smaller market capitalization relative to MongoDB's, removing New Relic as its compensation data became outdated following closure of its acquisition transaction and adding Confluent and Samsara given comparable financial scales and relevant business dynamics. At the time of the compensation committee's approval of this peer group, MongoDB was at the 33rd percentile in terms of revenue and at the 40th percentile in terms of market capitalization relative to the companies in this peer group.

Executive Compensation Program Components for FY2025
Named executive officer compensation awarded in the fiscal year ended January 31, 2025 consisted of the following components.

Compensation Element	How Payout is Determined	Performance Measures	Purpose
Base Salary •Fixed •Paid in cash	Compensation committee determines salary; considers competitive market information, retention, performance, criticality of role and potential impact	N/A	•Provides compensation at a level consistent with competitive practices •Reflects role, responsibilities, skills, experience and performance
Annual Performance-Based Bonus •Variable •Paid in cash or in equity pursuant to our Senior Leadership Equity Bonus Program	Compensation committee determines executive bonus; considers performance against pre-established goals, with discretion to reduce executive bonus payout amounts	Net New ARR(1), Non-GAAP Operating Income(2), and Revenue	•Motivates and rewards executives for achievement of annual goals •Aligns management and stockholder interests by linking pay to performance
Long-Term Equity Incentives •Variable •Paid in stock
•For RSUs: Compensation committee determines amounts and terms of RSU grants for executive officers
•For PSUs: Compensation committee determines amounts and considers performance against pre-established goals, with discretion to reduce executive bonus payout amounts
For PSUs: ARR Growth(3) and Operating Cash Flow(4)
•Serves a retention function
•Aligns management and stockholder interests by facilitating management ownership, linking pay to performance (for PSUs) and tying value of award at vesting to stock price at vesting

(1)     See definition of Net New ARR in the section titled "Executive Compensation—Annual Performance-Based Bonus Program".
(2) See definition of Non-GAAP Operating Income in the section titled "Executive Compensation—Annual Performance-Based Bonus Program".
(3)     See definition of ARR Growth in the section titled "Executive Compensation—Long-Term Equity Incentives—Performance Stock Units".
(4)     See definition of Operating Cash Flow in the section titled "Executive Compensation—Long-Term Equity Incentives—Performance Stock Units".
Base Salary
Base salary represents the fixed portion of the compensation of our named executive officers, and is an important element of compensation intended to attract and retain highly talented individuals. The compensation committee’s decisions on base salary levels for the named executive officers are primarily based on its review of competitive market information for comparable positions, the executive’s performance of his or her duties, the criticality of the executive’s role to the execution of corporate strategy and the executive’s potential to impact future business results. For our named executive officers other than our Chief Executive Officer, the compensation committee also considers the Chief Executive Officer’s recommended salary adjustments based on a position relative to the competitive market information. Base salaries are reviewed by our compensation committee annually and are adjusted from time-to-time as deemed appropriate.
For fiscal year 2025, the board of directors approved salary increases for our named executive officers, in each case to improve market alignment. Set forth below are the base salaries for each of the named executive officers for fiscal year 2025.

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)
Dev Ittycheria	400,000	500,000
Michael Gordon(1)	325,000	350,000
Cedric Pech	292,358(2)	302,500(3)
(1)    Effective January 31, 2025, Mr. Gordon resigned from his positions as Chief Operating Officer and Chief Financial Officer.

(2)    Mr. Pech's base salary is paid in Swiss Francs (CHF) and, for purposes of this table, is converted into U.S. dollars based on the exchange rate as of January 31, 2024 of 1.16 CHF to the U.S. Dollar.
(3)    Mr. Pech’s base salary is paid in Swiss Francs (CHF) and, for the purposes of the table, is converted into U.S. dollars based on the exchange rate as of January 31, 2025 of 1.10 CHF to the U.S. dollar.
The actual base salary amounts paid to our named executive officers for fiscal year 2025 are set forth in the “Summary Compensation Table” below.
Annual Performance-Based Bonus Program
Our annual performance-based bonus program for named executive officers provides incentive compensation that is specifically designed to motivate our named executive officers to achieve pre-established company-wide priorities set by the board of directors and to reward them for results and achievements in a given year. The annual target bonus opportunities for our named executive officers are determined by the compensation committee in the first quarter of each fiscal year and expressed as a percentage of their annual base salary, with the potential bonus opportunity generally commensurate with each executive’s role and responsibilities. The bonus program has historically been paid out in cash; however, in an effort to further align their interests with that of our stockholders, beginning in fiscal year 2021 and continued for each fiscal year thereafter, our named executive officers and other senior executives had the opportunity to exchange their bonus cash compensation opportunity for an equity-based opportunity, pursuant to our Senior Leadership Equity Bonus Program, as more fully described below.
Target Award Opportunities. The target annual performance-based bonus award opportunities of our named executive officers were determined by the compensation committee in the first quarter of fiscal year 2025 and expressed as a percentage of their annual base salary, as follows:

Named Executive Officer	FY2025 Target Bonus Opportunity (%)	FY2025 Target Bonus Opportunity ($)
Dev Ittycheria	70	350,000
Michael Gordon(1)	65	227,500
Cedric Pech	140	423,500(2)
(1)    Mr. Gordon stepped down from his position as Chief Operating Officer and Chief Financial Officer effective January 31, 2025.
(2)    Mr. Pech’s bonus is paid in Swiss Francs (CHF) and, for the purposes of the table, is converted into U.S. dollars based on the exchange rate as of January 31, 2025 of 1.10 CHF to the U.S. dollar.
In fiscal year 2025, there were no adjustments to target bonus opportunities for any of our named executive officers.
Executive Bonus Goal Setting. The compensation committee approved the performance metrics and their relative weighting for fiscal year 2025 performance-based bonus awards in the first quarter of fiscal year 2025. The targets against which performance is measured are generated through our annual budget and strategic planning process, which was reviewed with our board of directors and finalized in the first quarter of fiscal year 2025. For fiscal year 2025, the compensation committee again determined that the performance goals for our named executive officers would be comprised entirely of corporate performance goals. The compensation committee believes that these goals represent rigorous objectives for our named executive officers and align with stockholder interests.
The diagram below illustrates the mechanics of our annual performance-based bonus program.

The table below indicates actual attainment levels of corporate performance metrics for fiscal year 2025. We are not disclosing target achievement figures or actual attainment percentages for any of our performance metrics as these amounts represent confidential financial information, the disclosure of which would result in competitive harm. Target achievement figures were set by our compensation committee in such a manner as to be challenging to attain.

Company Performance Goal(1)(2)	Weighting	Attainment	Weighted Impact
Net New ARR(3)	35%	Below Target	26.7%
Non-GAAP Operating Income(4)	30%	Above Target	34.26%
Revenue	35%	Below Target	42%
Overall Corporate Achievement		102.96%(2)
Final Payout		105.9%
(1)    The performance target (100% attainment) for each company performance goal is 100% of our fiscal year 2025 operating plan.
(2)    Our named executive officers will only earn a bonus if the executive’s attainment in the aggregate is at least 83.3% of the performance target. For purposes of calculating the bonus payout amount, when the executive’s attainment exceeds the performance target, accelerators are triggered in order to reward the higher-than-expected performance, while decelerators are applied if the actual results are lower than the performance target. Potential payout is capped at 150% and ranges between 0-150% of the executive’s target bonus opportunity (after applying the decelerator/accelerator factor). Actual payouts for fiscal year 2025 are included in this section under the heading "FY2025 Bonus Payouts".
(3)    Net New ARR is defined as the net change of annualized recurring revenue ("ARR") over a given time period. ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of customers to whom MongoDB Atlas was sold, through our direct sales force and channel partners, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. ARR excludes professional services.
(4)    Non-GAAP income from operations ("Non-GAAP Operating Income") is defined as GAAP operating income adjusted for stock-based compensation expense and amortization of intangible assets and post-combination compensation expense associated with prior acquisitions.
FY2025 Bonus Payouts. For our named executive officers, the compensation committee generally considers and approves actual performance-based bonus award payments for the first half of the fiscal year at their first meeting following July 31 of that fiscal year, and considers and approves actual performance-based bonus award payments for the second half of the fiscal year in the first quarter of the following fiscal year. When performance for the first half of the fiscal year is tracking at a level that is higher than 100% achievement, the compensation committee will typically approve the mid-year payouts based on 100% achievement, with any additional amounts earned to be paid when performance for the entire year is determined. Conversely, in the event the amounts determined and paid for the first half of the fiscal year are subsequently determined to be higher than the amounts earned based on full year performance, such excess amounts may be deducted from the year-end payouts at the compensation committee’s discretion.
In August 2024, the compensation committee reviewed proposed payouts for the first half of fiscal year 2025 for our named executive officers and concluded that achievement of the corporate performance goals for the first half of fiscal year 2025 was determined to be 90% of target, which, due to decelerators, resulted in an 80.9% payout. In February 2025, achievement of the corporate performance goals for the second half of fiscal year 2025 for these named executive officers was determined to be 102.96% of target, which, due to accelerators, resulted in a 105.9% payout. The compensation committee reviewed and approved the bonus payments to these executives for fiscal year 2025, as set forth in the table below.

Named Executive Officer	FY2025 Target Bonus Opportunity (%)	FY2025 Target Bonus Opportunity ($)	FY2025 Bonus – Corporate Performance Achievement (%)	Actual Annual Bonus Earned ($)	Actual Annual Bonus (as a % of Target Bonus)
Dev Ittycheria	70	350,000	105.9	370,685(1)	105.9
Michael Gordon(2)	65	227,500	105.9	240,945(1)	105.9
Cedric Pech	140	423,500(2)	105.9	448,529(3)	105.9
(1)    Messrs. Ittycheria and Gordon were paid in performance stock units in lieu of cash, pursuant to the Senior Leadership Equity Bonus Program described below.
(2)    Mr. Gordon stepped down from his position as Chief Operating Officer and Chief Financial Officer effective January 31, 2025.

(3)    Mr. Pech’s cash bonus is set and paid in Swiss Francs (CHF) and, for the purposes of the table, is converted into U.S. dollars based on the exchange rate as of January 31, 2025 of 1.10 CHF to the U.S. dollar.
Senior Leadership Equity Bonus Program. In order to encourage our executives to increase their equity holdings and further align their interests with that of our stockholders, beginning in fiscal year 2021 and continuing for fiscal year 2025, the compensation committee approved a Senior Leadership Equity Bonus Program. Under this program, certain senior executives, including our named executive officers, could elect, at the beginning of the fiscal year, to have their target performance-based bonus award structured as a stock-settled award (the “bonus stock award”) in the form described below, rather than being paid in cash. Under the terms of the program, senior executives who elect to participate receive their target annual incentive award as a bonus stock award will receive a restricted stock unit award that vests in two installments following the determinations of the award achieved for the first half and second half of the fiscal year. The target grant date value of the bonus stock awards received by participants in the program is equal to 100% of the target cash bonus exchanged, without premium, calculated based on the closing price of our common stock on a date shortly prior to the grant date. The bonus stock awards for fiscal year 2025 were granted on March 22, 2024.
Our Chief Executive Officer and our former Chief Operating Officer & Chief Financial Officer elected to participate in the program with respect to their fiscal year 2025 bonus awards.
Below are the details of the bonus stock awards issued to our Chief Executive Officer and our former Chief Operating Officer & Chief Financial Officer pursuant to the program.

Named Executive Officer	FY2025 Target Bonus Opportunity ($)	Target Number of Shares Granted Under FY2025 Bonus Stock Awards in Lieu of Cash Bonus(1)	Number of Shares Earned under Bonus Stock Awards in Lieu of Cash Payout(2)
Dev Ittycheria	350,000	949	1,005
Michael Gordon	227,500	617	654
(1)    The target number of performance stock units to be awarded was determined by dividing the executive’s target bonus opportunity by $368.94, the closing stock price as of March 14, 2024. The value shown here may differ from the grant date fair value shown in the applicable compensation tables because of the accounting methodology required in those tables in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.
(2)    Consistent with the cash bonus program, the executive may vest in up to 150% of the target number of shares underlying the bonus stock award, including the effect of the accelerators. For Mr. Ittycheria, 1,005 shares underlying the bonus stock award vested for fiscal year 2025. For Mr. Gordon , 654 shares underlying the bonus stock award vested for fiscal year 2025.
The performance-based bonus award payments made to our named executive officers for fiscal year 2025 are set forth in the “Summary Compensation Table” below.
Long-Term Equity Incentives
Long-term incentive compensation in the form of equity awards is an important tool for us to attract industry leaders of the highest caliber and to retain them for the long term. We provide long-term incentive compensation to ensure that a significant portion of named executive officer compensation is tied to our long-term results and increases in stockholder value. The majority of our named executive officers’ target total direct compensation opportunity in fiscal year 2025 was provided in the form of long-term equity awards.
The compensation committee annually approves long term equity incentive compensation to our named executive officers consisting of RSUs and PSUs. The target value of long-term equity awards under our annual long-term incentive program is weighted 50% in the form of PSUs and 50% in the form of RSUs. The RSUs vest subject to service requirements while PSUs are earned contingent upon achievement of ARR Growth and Operating Cash Flow performance targets and vest subject to service requirements.
Restricted Stock Units
The compensation committee grants some or all of our executive officers a grant of time-vesting RSUs each year as part of our annual review of our executive compensation program. The compensation committee, in consultation with the Chief Executive Officer (except in regard to his equity awards), determines the size and material terms of equity awards granted to our named executive officers, taking into account the role and responsibility of the named executive officer, our philosophy of more heavily weighting equity compensation over cash compensation, individual performance, competitive factors including competition for technology executives, peer group data, the size and value of unvested and outstanding equity compensation already held by each executive officer, the total annual target cash compensation opportunity for each named executive officer and retention objectives. The Compensation Committee independently determines the long-term incentive awards for the CEO.

Each RSU is the economic equivalent of one share of MongoDB’s common stock and is settled in shares of MongoDB’s common stock. Since the value of the RSU awards increases with any increase in the value of the underlying shares, they serve as an incentive that aligns the interests of our executive officers with the long-term interests of our stockholders. In addition, because they are subject to a multi-year vesting requirement, RSU awards serve our retention objectives since our executive officers generally must remain continuously employed by us through the applicable vesting dates to fully earn these awards. Unlike stock options, RSUs have real economic value when they vest even if the market price of our common stock declines or stays flat, thus delivering more predictable and durable value to our executive officers. Additionally, because of their “full value” nature, RSU awards deliver the desired grant date fair value using a lesser number of shares than an equivalent stock option, thereby enabling us to reduce the dilutive impact of our long-term incentive award mix and to use our equity compensation resources more efficiently.
The table below sets forth the RSU awards granted to our named executive officers during fiscal year 2025, as approved by the compensation committee. All executives received annual long-term incentive RSU grants on March 22, 2024.

Named Executive Officer	Time-Based RSUs (number of shares)	Aggregate Grant Date Fair Value ($)(1)
Dev Ittycheria	20,683(2)	7,352,807
Michael Gordon	9,429(2)(3)	3,352,010
Cedric Pech	9,733(2)	3,460,082
(1)    The grant date fair value was computed in accordance with ASC 718 based on the closing stock price at the grant date, as reported on the Nasdaq. The value shown here may differ from the grant date fair value shown in the applicable compensation tables because of the accounting methodology required in those tables in accordance with FASB ASC Topic 718.
(2)    RSUs were granted on March 22, 2024. The number of RSUs was determined based on a target dollar value, calculated using the 30-day VWAP of our stock during the period ending on, or a few days prior to, the grant date.
(3)    In accordance with Mr. Gordon's regular four-year vesting schedule described below, 2,357 RSUs have vested, and the remaining 7,072 shares were forfeited in connection with the termination of Mr. Gordon's Advisory Agreement. For more information, please see the section titled “Executive Compensation—Employment, Severance and Change in Control Agreements—Offer Letters and Employment Agreements”.
The RSUs granted to Messrs. Ittycheria, Gordon and Pech for fiscal year 2025 are subject to time-based vesting over four years, with 1/16th of shares granted vesting each quarter following April 1, 2024, contingent on their continued employment with us through each vesting date.
Performance Stock Units
Each PSU is the economic equivalent of one share of MongoDB’s common stock and is settled in shares of MongoDB’s common stock. PSUs may be earned over a one-year performance period based upon satisfaction of certain performance metrics (as described below), and are subject to three-year ratable service-based vesting from the grant date, except that the first vesting date is the later of April 1, 2025 and the date of certification by the compensation committee of the applicable performance metrics.

The PSUs granted in fiscal 2025 were eligible to be earned between 0% and 200% ("Performance Target Ranges") based on the percentage growths of MongoDB’s ARR (“ARR Growth”) and cash generated by our regular operating activities ("Operating Cash Flow"), each from February 1, 2024 through January 31, 2025. Consistent with fiscal year 2024, in fiscal year 2025, we used Operating Cash Flow as a sliding metric to determine whether any PSUs would be eligible for vesting based on achievement of a predetermined Operating Cash Flow level.

Our compensation committee considered a variety of factors, including our continued growth, our dynamic, highly competitive industry and the difficulty of predicting future performance in such an environment, and concluded that ARR Growth and Operating Cash Flow were most directly linked to our long-term growth plan and, as a result, their performance drive stockholder value and align the interests of our management with those of our stockholders.

The table below sets forth the PSU awards (reflected at target of 100%) granted to our named executive officers during fiscal year 2025, as approved by the compensation committee. All executives received the annual long-term incentive PSU grants on March 22, 2024. PSUs are eligible to be earned between 0% and 200% of target based on MongoDB's ARR Growth and Operating Cash Flow, in each case from February 1, 2024 through January 31, 2025.

Named Executive Officer	Target Performance-Based PSUs (number of shares)	Aggregate Grant Date Fair Value at Target(1)
Dev Ittycheria	20,683(2)	7,352,807
Michael Gordon	9,429(2)(3)	3,352,010
Cedric Pech	9,733(2)	3,460,082
(1)    The grant date fair value was computed in accordance with ASC 718 based on the closing stock price at the grant date, as reported on the Nasdaq. The value shown here may differ from the grant date fair value shown in the applicable compensation tables because of the accounting methodology required in those tables.
(2)    PSUs were granted on March 22, 2024. The number of PSUs was determined based on a target dollar value, calculated using the 30-day VWAP of our stock during the period ending on, or a few days prior to, the grant date.
(3)    In accordance with Mr. Gordon's fiscal year 2025 PSU payout described below, on April 1, 2025, 2,577 PSUs vested and 566 shares were canceled. The remaining 6,286 shares were forfeited in connection with the termination of Mr. Gordon's Advisory Agreement. For more information, please see the section titled Executive Compensation—Employment, Severance and Change in Control Agreements—Offer Letters and Employment Agreements”.
In February 2025, achievement of the corporate performance goals for fiscal year 2025 for our named executive officers was determined to be 82% of target in the aggregate. The compensation committee accordingly reviewed and approved PSU achievement at 82% of target for fiscal year 2025. The table below indicates actual attainment levels of corporate performance metrics for fiscal year 2025. We are not disclosing actual target achievement levels or actual attainment for any of our performance metrics as these amounts represent confidential financial information, the disclosure of which would result in competitive harm.

Company Performance Goal(1)	Weighting	Attainment	Weighted Impact
ARR Growth	70%	Below Target	28%
Operating Cash Flow	30%	Above Target	54%
Final Payout		82%
(1)    The performance target (100% attainment) for each company performance goal is 100% of our fiscal year 2025 operating plan.
Equity Grant Practices. We have the following practices regarding equity compensation grants:
•We do not strategically time long-term incentive awards in coordination with the release of material non-public information ("MNPI") and have never had a practice of doing so.
•We have never timed and do not plan to time the release of MNPI for the purpose of affecting the value of executive compensation.
•For equity grants to be granted to our non-employee directors at our 2025 annual meeting and to our executive officers and other employees for fiscal year 2026, we determined the number of shares based on a target dollar value, calculated using the 30-day VWAP of our stock during the period ending on, or a few days prior to, the grant date. We believe that using the VWAP mitigates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.

•We do not currently grant stock options, stock appreciation rights (SARs) or similar awards with "option-like" features, and thus we have not adopted a policy regarding the timing of any such awards in connection with the disclosure of MNPI.
•The accounting for equity awards granted by us is compliant with accounting principles generally accepted in the United States and is disclosed in our annual and quarterly financial reports filed with the SEC.
Health and Welfare Plans; Retirement Plans
Our named executive officers are eligible to receive the same employee benefits that are generally available to all full-time employees in their respective jurisdictions, subject to the satisfaction of certain eligibility requirements.
For our U.S.-based named executive officers (Messrs. Ittycheria, Gordon and Tanjga), these benefits include our health, dental and vision plans and life and disability insurance plans, on the same basis as any other salaried U.S. employees. In addition, we maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to the applicable annual limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). In fiscal year 2025, we did not provide an employer match on employee contributions.
For our Switzerland-based named executive officer, Cedric Pech, these benefits include our health, dental and vision plans and life and disability insurance plans, on the same basis as any other salaried Switzerland employees. In addition, we maintain a pension plan that provides benefits to Mr. Pech and other Switzerland-based employees, including old-age retirement pension or capital payment, death lump sum and pension to surviving partner, orphans’ pension and disability pension. Contributions to the pension are paid in part by us and in part by the employee, with contribution amounts dependent on an employee's salary and age.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties. For each of our named executive officers, we have engaged CyberWa, Inc., a cyber-protective service company, to analyze (on a monthly basis) the IT equipment used by all of our named executive officers to ensure the data privacy and cybersecurity of our named executive officers. Based on assessments conducted to evaluate our security measures, at times, we may provide enhancements to the security measures taken with respect to our named executive officers in order to protect them from certain risks associated with their position, including enhancing security at the named executive officer's personal residence. We believe that, due to the nature of our business, such services are essential to the protection of our data, and have required all named executive officers to remain compliant with cybersecurity protocols.

Employment, Severance and Change in Control Agreements
Offer Letters and Employment Agreements
We have offer letters or employment agreements with each of our named executive officers. The offer letters and employment agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, initial target bonus, initial equity grant amount, eligibility for employee benefits and severance benefits upon a qualifying termination of employment. Each of our named executive officers has also executed our standard form of invention assignment, confidentiality and arbitration agreement. In addition, in connection with his resignation as our Chief Operating Officer and Chief Financial Officer, effective January 31, 2025, Mr. Gordon entered into an Advisory Agreement (the "Advisory Agreement") with us effective February 1, 2025. The key terms of employment with our named executive officers are described below.
Dev Ittycheria
We entered into an amended and restated offer letter with Dev Ittycheria, our President and Chief Executive Officer, dated September 29, 2017, as further amended and restated in December 2021 which sets forth the terms and conditions of his employment with us. Mr. Ittycheria’s annual base salary pursuant to his amended and restated offer letter is $400,000 (as may be amended from time to time). Mr. Ittycheria is also eligible to receive an annual target bonus of $280,000 (as may be amended from time to time) pursuant to our bonus plan. Mr. Ittycheria’s employment is at will and may be terminated at any time, with or without cause.
The amended and restated offer letter agreement with Mr. Ittycheria provides that, if we terminate Mr. Ittycheria for any reason other than for “cause” or due to Mr. Ittycheria's death or disability, or if Mr. Ittycheria resigns his position with us for “good reason” (as such terms are defined in his offer letter), Mr. Ittycheria would be entitled to receive payment of his then-current base salary for a period of 12 months following his termination date in accordance with our regular payroll practices, and company-paid health insurance coverage for a period of 12 months following his termination date. In addition, if such termination or resignation occurs either in connection with, or within three months prior to or 12 months after, a change in control, Mr. Ittycheria would also be entitled to receive (i) payment of his target cash bonus for a period of 12 months following his termination date, in addition to payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination date occurs (except if he previously elected to receive a bonus stock award in lieu of cash for such period), (ii) 100% acceleration of vesting of all then-outstanding time-based unvested equity awards held by Mr. Ittycheria and acceleration of vesting of then-outstanding performance-based unvested equity awards held by Mr. Ittycheria based on the greater of target performance or actual performance. Payment of any of the above-described severance benefits is conditioned on the delivery and non-revocation of a general release of claims in our favor within 50 days after Mr. Ittycheria’s termination.
Michael Gordon
We entered into an amended and restated offer letter with Michael Gordon, our former Chief Operating Officer and Chief Financial Officer, dated September 29, 2017, as further amended and restated in January 2022 which sets forth the terms and conditions of his employment with us. Mr. Gordon’s annual base salary pursuant to this amended and restated offer letter is $325,000 (as may be amended from time to time). Mr. Gordon is also eligible to receive an annual target bonus of $211,250 (as may be amended from time to time) pursuant to our bonus plan. Mr. Gordon’s employment is at will and may be terminated at any time, with or without cause.
The amended and restated offer letter agreement with Mr. Gordon provides that if we terminate Mr. Gordon for any reason other than for “cause” or due to Mr. Gordon's death or disability, or Mr. Gordon resigns his position with us for “good reason” (as such terms are defined in his offer letter), Mr. Gordon would be entitled to receive payment of his then-current base salary for a period of six months following his termination date in accordance with our regular payroll practices, and company-paid health insurance coverage for a period of six months following his termination date. In addition, in the event such termination or resignation occurs either in connection with, or within three months prior to or 12 months after, a change in control, Mr. Gordon would also be entitled to receive (i) payment of his target cash bonus for a period of six months following his termination date, in addition to payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination date occurs (except if he previously elected to receive a bonus stock award in lieu of cash for such period), (ii) 100% acceleration of vesting of all then-outstanding time-based unvested equity awards held by Mr. Gordon and acceleration of vesting of then-outstanding performance-based unvested equity awards held by Mr. Gordon based on the greater of target performance or actual performance. Payment of any of the above-described severance benefits is conditioned on the delivery and non-revocation of a general release of claims in our favor within 50 days after Mr. Gordon’s termination.
Mr. Gordon stepped down as our Chief Operating Officer and Chief Financial Officer on January 31, 2025. He did not receive any severance in connection with his resignation. Following his resignation, and pursuant to his Advisory Agreement, Mr. Gordon continued to serve as a consultant to MongoDB through the termination of the Advisory Agreement on May 1, 2025. The only compensation Mr. Gordon received in connection with the provision of advisory services was the continued vesting of his outstanding service-based awards. In connection with the termination of the Advisory Agreement on May 1, 2025, all outstanding and unvested service-based awards held by Mr. Gordon were forfeited.
Cedric Pech
We entered into a Swiss-law governed employment agreement with Cedric Pech, our President of Field Operations and former Chief Revenue Officer, with an effective date of February 11, 2019, as further amended and restated in January 2022, which sets forth the terms and conditions of his employment with us. Mr. Pech’s annual base salary pursuant to his amended and restated employment agreement is CHF 252,033 ($277,236) (as may be amended from time to time). Mr. Pech is also eligible to receive annual target sales compensation of CHF 352,846 ($388,131) (as may be amended from time to time) pursuant to our variable compensation plan. The initial terms and conditions of Mr. Pech’s employment are set forth in his written employment agreement. Mr. Pech’s base salary and target sales compensation are set and paid in CHF and converted into U.S. dollars for purposes of these disclosures based on the exchange rate as of January 31, 2025 of 1.10 CHF to the U.S. dollar, as reflected above.
The employment agreement with Mr. Pech provides that, if we terminate Mr. Pech for any reason other than for “cause” or due to Mr. Pech's death or disability, or if Mr. Pech resigns his position with us for “good reason” (as such terms are defined in his employment agreement), Mr. Pech would be entitled to receive payment of his then-current base salary for a period of six months following his termination date in accordance with our regular payroll practices, and an amount equal to six months of his then-current health insurance premium for a period of six months. In addition, if such termination or resignation occurs either in connection with, or within three months prior to or 12 months after, a change in control, Mr. Pech would also be entitled to receive (i) payment of his target cash bonus for a period of six months following his termination date, in addition to payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination date occurs (except if he previously elected to receive a bonus stock award in lieu of cash for such period), (ii) 100% acceleration of vesting of all then-outstanding time-based unvested equity awards held by Mr. Pech and acceleration of vesting of then-outstanding performance-based unvested equity awards held by Mr. Pech based on the greater of target performance or actual performance. Payment of any of the above-described severance benefits is conditioned on the delivery and non-revocation of a general release of claims in our favor within 50 days after Mr. Pech’s termination.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally nondeductible. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
Additional Compensation Policies and Practices
Executive Officer Recoupment (“Clawback”) Policy
In fiscal year 2024, our board of directors adopted the MongoDB, Inc. Financial Restatement Compensation Recoupment Policy (the “Recoupment Policy”) in accordance with Rule 10D-1 of the Dodd-Frank Act. Under the Recoupment Policy, our compensation committee will, to the extent permitted by law, recoup any incentive compensation (cash and equity) received by the executive officers in the event of a restatement of our financial statements (regardless of whether detrimental conduct has occurred). In the case of a restatement of our financial statements, the board of directors will reasonably promptly recover the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the board of directors determines that the financial measure contains a material error.
In addition, we maintain a separate misconduct compensation recoupment policy (the “Misconduct Recoupment Policy”) which provides that our compensation committee may exercise its discretion to require any of our executive officers to reimburse bonus, incentive or equity-based compensation awarded to such executive officer, up to 100% of such compensation, if such executive officer (i) engages in intentional misconduct or gross negligence that results, in whole or in part, in a financial restatement, (ii) commits any act or omission that constitutes or, if it occurred during the executive officer’s employment, would constitute, “cause”, (iii) been aware of or willfully blind to any act or omission that would constitute “misconduct” under the Misconduct Recoupment Policy that occurred in an area over which the executive officer had supervisory authority or (iv) violated any restrictive covenants applicable to the executive officer.

Insider Trading Policy; Policy Prohibiting Hedging and Pledging of Our Equity Securities
We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our Company’s securities by directors, officers, and employees, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards. While MongoDB itself is not subject to the Insider Trading Policy, MongoDB does not trade in its securities when it is in possession of material nonpublic information except as may be pursuant to an appropriately adopted Rule 10b5-1 trading plan.
Our insider trading policy also prohibits all of our employees, directors and consultants from pledging or engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls and short sales.
Stock Ownership Guidelines
In 2019, the board of directors adopted stock ownership guidelines for our executive officers. The guidelines require that, within five years of the date the guidelines were adopted or five years of first becoming one of our executive officers, each executive officer own at least a number of shares of common stock equal to a multiple of the executive’s base salary, as follows:
•Chief Executive Officer: must hold shares of MongoDB common stock with a value equal to five times his base salary; and
•All other executive officers: must hold shares of MongoDB common stock with a value equal to three times their base salary.
The following shares of our common stock count towards compliance with the guidelines:

•Shares owned by the executive officer;
•Shares owned jointly by the executive officer and spouse;
•Shares held in a trust established by the executive officer for the benefit of the executive officer and/or family members;
•Shares equal to the number of vested deferred stock units credited to the executive officer under any arrangement maintained by us;
•Shares credited to the executive officer’s 401(k) plan account; and
•Vested shares of time-based restricted stock/restricted stock units to the extent they have not yet settled.
Unvested and unearned performance-vesting shares/units, unvested restricted shares/units and unexercised stock options (whether vested or unvested) do not count towards director or executive officers’ compliance with the guidelines.
Compensation Risk Assessment
As part of its oversight of our executive compensation program, the compensation committee reviews and considers any potential risk implications created by its compensation awards. The compensation committee believes that the executive compensation program is designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements does not encourage excessive risk taking. The compensation committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components. In connection with its continual risk assessment, the compensation committee notes the following attributes of the executive compensation program:
•the balance between fixed and variable compensation, short and long-term compensation, and cash and equity payouts; and
•regular review of the executive compensation program by an independent compensation consultant.
The compensation committee also has oversight over our responsibility to review all our compensation policies and procedures, including the incentives that they create, to determine whether they present a significant risk. In consultation with management and Semler Brossy, in May 2024, the compensation committee assessed our compensation plans, policies and practices for named executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on MongoDB. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. The compensation committee conducts this assessment annually.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the section titled “Compensation and Discussion Analysis” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into MongoDB’s annual report on Form 10-K for the fiscal year ended January 31, 2025.
Respectfully submitted by the members of the compensation committee of the board of directors:

The Compensation Committee

Francisco D'Souza (Chair)
Archana Agrawal
Tom Killalea
Ann Lewnes

The material in this report is not “soliciting material,” is not deemed “filed” with, the SEC and is not to be incorporated by reference in any filing of MongoDB under the Securities Act or the Exchange Act, other than our Annual Report on Form 10‑K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for our fiscal year ended January 31, 2025 in accordance with SEC rules.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Dev Ittycheria President and Chief Executive Officer	2025	500,000	15,046,370(3)	—	296,975(4)	15,843,345
	2024	400,000	14,825,835	—	65,612(5)	15,291,447
	2023	400,000	12,797,690	—	31,500	13,229,190
Michael Gordon Chief Operating Officer and Chief Financial Officer	2025	350,000	6,925,565(3)	—	27,390(4)	7,302,955
	2024	325,000	7,323,167	—	33,430	7,681,597
	2023	325,000	6,369,696	—	31,500	6,726,196
Cedric Pech President of Field Operations(6)	2025	302,500	6,920,163(3)	448,252	114,683(7)	7,785,598
	2024	292,358	7,107,244	613,952	140,829(7)	8,154,383
	2023	272,196	6,911,509	366,530	134,373	7,684,608
(1)    The amounts in this column represent the grant date fair value of equity awards granted during the year. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers. Equity awards granted during each year include: (a) awards of time-based RSUs, (b) awards of PSUs pursuant to the Senior Leadership Equity Bonus Program and (c) awards of PSUs under our long-term incentive program, each granted under the 2016 Plan. RSU and PSU awards are valued based on the closing price of our common stock on the grant date in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in this column are set forth in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year. In the case of PSUs, the grant date fair value was determined based on the applicable performance conditions being achieved at the target payout level, which we determined to be the probable outcome as of the grant date. The grant date fair value shown here may differ from the approved value shown in the Compensation Discussion and Analysis because of the accounting methodology required in this table.
(2)    Represents annual performance-based cash bonus awards. The amounts reported represent performance-based cash bonus awards earned by the named executive officer based on the achievement of certain company goals and the individual's target bonus amount. Bonus awards are paid semi-annually, based on the achievement of the company objectives set at the beginning of the fiscal year. For fiscal year 2025, Messrs. Ittycheria and Gordon did not receive a performance-based cash bonus award, as they elected to be paid in equity in lieu of cash. Please see the section titled “Senior Leadership Equity Bonus Program” in our Compensation Discussion and Analysis for additional details.
(3)    Includes (i) in the case of Messrs. Ittycheria and Gordon, an award of PSUs granted pursuant to the executive's election to receive a bonus stock award under the Senior Leadership Equity Bonus Program in lieu of fiscal year 2025 non-equity incentive compensation and (ii) in the case of each of our named executive officers, an award of RSUs and PSUs granted pursuant to our long-term incentive program. For Mr. Ittycheria, includes 949 PSUs with a grant date fair value of $340,757 granted pursuant to the Senior Leadership Equity Bonus Program and, pursuant to our long-term incentive program, 20,683 RSUs with a grant date fair value of $7,352,807 and 20,683 PSUs with a grant date fair value of $7,352,807. For Mr. Gordon, includes 617 PSUs with a grant date fair value of 221,546 granted pursuant to the Senior Leadership Equity Bonus Program and, pursuant to our long-term incentive program, 9,429 RSUs with a grant date fair value of $3,352,010 and 9,429 PSUs with a grant date fair value of $3,352,010. For Mr. Pech, includes 9,733 RSUs with a grant date fair value of $3,460,082 and 9,733 PSUs with a grant date fair value of $3,460,082 granted pursuant to our long-term incentive program. Each of the foregoing grant date fair values was determined based on the applicable performance conditions being achieved at the target payout level, which we determined to be the probable outcome as of the grant date. Assuming that maximum performance is achieved under the Senior Leadership Equity Program, the value of the PSUs made to Messrs. Ittycheria and Gordon at the date of grant would have been $510,956 and $332,139, respectively. Assuming that maximum performance is achieved under the long-term incentive program, the value of the PSUs made to Messrs. Ittycheria, Gordon and Pech at the date of grant for fiscal year 2025 would have been $14,705,613, $6,704,019 and $6,920,163, respectively. Please see the sections titled “Senior Leadership Equity Bonus Program” and "Long-Term Equity Incentives" in our Compensation Discussion and Analysis and the “Grants of Plan-Based Awards” table for additional details.
(4)    Represents (i) $24,792 each in expenses incurred by us related to a cybersecurity assessment and related services (“Cybersecurity Services”) at the executive’s personal residence; (ii) gross-up payment for food vouchers offered to all U.S. based employees and (iii) in the case of Mr. Ittycheria, $271,542 incurred by us related to security enhancements for Mr. Ittycheria's personal residence.
(5)    In addition to amounts previously reported in this column, in fiscal year 2024, Mr. Ittycheria received personal security services valued at $33,726.
(6)    Mr. Pech’s cash compensation was paid in CHF and, for the purposes of the table, converted into U.S. dollars based on the exchange rate as of January 31, 2025 of 1.10 CHF to U.S. dollar for fiscal year 2025 (except for Cybersecurity Services which were paid in U.S. dollars). Values for fiscal year 2024 were calculated based on the exchange rate of January 31, 2024 of 1.16 CHF to U.S. dollar (except for the Cybersecurity Services which were paid in U.S. dollars). Values for fiscal year 2023 were calculated based on the exchange rate of January 31, 2023 of 1.08 CHF to U.S. dollar (except for the Cybersecurity Services which were paid in U.S. dollars). Effective December 9, 2024, Mr. Pech was promoted to President of Field Operations from his prior role of Chief Revenue Officer.
(7)    Represents (a) a monthly housing and health coverage allowance of $39,917, (b) a health allowance of $5,808, (c) $24,792 of expenses incurred by us for Cybersecurity Services at the executive’s personal residence, (d) employer contributions to a Swiss pension (defined contribution) plan of $42,533 and (e) life insurance (or similar risk insurance) premiums paid by us of $1,633.
Grants of Plan-Based Awards
The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended January 31, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(5)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date(1)	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dev Ittycheria	3/22/2024	RSU(1)		—		—	—	—	20,683	7,352,807
	3/22/2024	PSU(1)		—		10,341	20,683	41,366	—	7,352,807
	3/20/2024	PSU(2)		—		474	949	1,423	—	340,757
Michael Gordon	3/22/2024	RSU(1)		—		—	—	—	9,429	3,352,010
	3/22/2024	PSU(1)		—		4,714	9,429	18,858	—	3,352,010
	3/20/2024	PSU(2)		—		308	617	925	—	221,546
Cedric Pech	3/22/2024	Annual Cash	211,750	423,500	635,250	—	—	—	—	—
	3/22/2024	RSU(1)		—		—	—	—	9,733	3,460,082
	3/22/2024	PSU(1)		—		4,866	9,733	19,466	—	3,460,082
(1)    The time-based RSUs and PSUs granted to Messrs. Ittycheria, Gordon and Pech on March 22, 2024 under the 2016 Plan were pursuant to our long-term equity incentive program.
(2)    The PSUs granted to Messrs. Ittycheria and Gordon on March 20, 2024 under the 2016 Plan were pursuant to the Senior Leadership Equity Bonus Program (see “Outstanding Equity Awards at Fiscal Year-End” below).
(3)    Amounts represent the threshold, target and maximum number of shares that could be earned pursuant to (i) PSUs granted under the long-term incentive program granted on March 22, 2024 and (ii) the Senior Leadership Equity Bonus Program in lieu of fiscal year 2025 non-equity incentive compensation on March 20, 2024.
(4)    Time-based RSU awards and performance-based PSU awards are valued based on the grant date fair value. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in this column are set forth in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year. In the case of PSUs, the grant date fair value was determined based on the applicable performance conditions being achieved at the target payout level, which we determined to be the probable outcome as of the grant date. Assuming that maximum performance is achieved under the Senior Leadership Equity Program, the value of the PSUs made to Messrs. Ittycheria and Gordon at the date of grant would have been $510,956 and $332,139, respectively. The stock price at the grant date was based on the closing price of our common stock on the grant date, as reported on the Nasdaq as follows: March 20, 2024 ($359.07). Assuming that maximum performance is achieved under the long-term incentive program, the value of the PSUs made to Messrs. Ittycheria, Gordon and Pech at the date of grant for fiscal year 2025 would have been $14,705,613, $6,704,019 and $6,920,163, respectively. The stock price at the grant dates was based on the closing price per share of our common stock on the grant date, as reported on the Nasdaq as follows: March 22, 2024 ($355.50). RSUs for Messrs. Ittycheria and Pech will vest in quarterly installments over four years. RSUs for Mr. Gordon, who stepped down on January 31, 2025 as our Chief Operating Officer and Chief Financial Officer and instead assumed an advisory position, vested in quarterly installments until the termination of his Advisory Agreement filed as Exhibit 10.20 on our Form 10-K filed with the SEC on March 20, 2025. One-third of the PSUs granted to Messrs. Ittycheria, Gordon and Pech under our long-term incentive program vested on April 1, 2025 following the determination by our compensation committee regarding the underlying performance conditions, and for Messrs. Ittycheria and Pech, the remaining two-thirds will vest ratably on each of April 1, 2026 and April 1, 2027, while Mr. Gordon's remaining two-thirds were forfeited upon the termination of his Advisory Agreement. PSUs for Messrs. Ittycheria and Gordon granted under our Senior Leadership Equity Bonus Program vested on April 1, 2025, following the determinations of the award achieved for the full fiscal year 2024.
(5)    Mr. Pech’s annual cash bonus target is set and paid in CHF and, for the purposes of the table, converted into U.S. dollars based on the exchange rate as of January 31, 2025 of 1.10 CHF to the U.S. dollar. Actual payout is reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our named executive officers as of January 31, 2025. Michael Gordon, our former Chief Operating Officer and Chief Financial Officer, stepped down on January 31, 2025. However, pursuant to his Advisory Agreement, Mr. Gordon held time-based equity awards as of January

31, 2025, which continued to vest through the termination of the Advisory Agreement on May 1, 2025. All awards were granted under our 2008 Stock Plan (the “2008 Plan”) or the 2016 Plan.

			Option Awards				Stock Awards
Name	Grant Date(1)	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Dev Ittycheria	4/13/2016	NQ	21,366	—	6.50	4/13/2026	—	—	—	—
	2/26/2021	RSU	—	—	—	—	1,601	437,585	—	—
	3/11/2022	PSU	—	—	—	—	6,644	1,815,938	—	—
	3/11/2022	RSU	—	—	—	—	6,108(5)	1,669,439	—	—
	4/2/2022	PSU	—	—	—	—	469(6)	128,187	—	—
	3/24/2023	PSU	—	—	—	—	22,468(7)	6,140,954	—	—
	3/24/2023	RSU	—	—	—	—	18,863	5,155,635	—	—
	3/20/2024	PSU	—	—	—	—	475(9)	129,827	—	—
	3/22/2024	PSU	—	—	—	—	20,683(8)	5,653,078	—	—
	3/22/2024	RSU	—	—	—	—	16,805	4,593,143	—	—
Michael Gordon	4/13/2016	NQ	108,859	—	6.50	4/13/2026	—	—	—	—
	2/26/2021	RSU	—	—	—	—	765	209,090	—	—
	3/11/2022	PSU	—	—	—	—	3,248	887,743	—	—
	3/11/2022	RSU	—	—	—	—	2,986(5)	816,134	—	—
	4/2/2022	PSU	—	—	—	—	354(6)	96,755	—	—
	3/24/2023	PSU	—	—	—	—	10,983(7)	3,001,874	—	—
	3/24/2023	RSU	—	—	—	—	9,221	2,520,284	—	—
	3/20/2024	PSU	—	—	—	—	309(9)	84,456	—	—
	3/22/2024	PSU	—	—	—	—	9,429(8)	2,577,134	—	—
	3/22/2024	RSU	—	—	—	—	7,662	2,094,178	—	—
Cedric Pech	2/26/2021	RSU	—	—	—	—	910	248,721	—	—
	3/11/2022	RSU	—	—	—	—	3,713	1,014,837	—	—
	3/11/2022	PSU	—	—	—	—	3,413(5)	932,841	—	—
	3/24/2023	PSU	—	—	—	—	10,983(7)	3,001,874	—	—
	3/24/2023	RSU	—	—	—	—	9,221	2,520,284	—	—
	3/22/2024	PSU	—	—	—	—	9,733(8)	2,660,224	—	—
	3/22/2024	RSU	—	—	—	—	7,909	2,161,688	—	—
(1)    On April 13, 2016, we amended the exercise prices of all of our outstanding option awards previously granted at an exercise price greater than $6.50 to $6.50.
(2)    RSUs granted to Messrs. Ittycheria, Gordon and Pech on February 26, 2021 vest quarterly, measured from April 1, 2021. The RSUs granted to Messrs. Ittycheria, Gordon and Pech on March 11, 2022 vest in quarterly installments over four years measured from April 1, 2022. The RSUs granted to Messrs. Ittycheria, Gordon and Pech on March 24, 2023 vest in quarterly installments over four years measured from April 1, 2023. The RSUs granted to Messrs. Ittycheria, Gordon and Pech on March 22, 2024 vest in quarterly installments over four years measured from April 1, 2024.
(3)    Market value is calculated based on the closing price of our common stock on January 31, 2025 ($273.32), as reported on the Nasdaq.
(4)    All unvested shares of common stock underlying these awards will accelerate and vest in full if the executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the executive officer’s offer letter or employment agreement) in connection with, or within three months prior to or 12 months following, a change of control of MongoDB, including performance-based awards that will accelerate and vest based on the greater of the award recipient’s target performance rate or actual performance as of the award recipient’s date of termination.

(5)    The PSUs granted to Messrs. Ittycheria, Gordon and Pech pursuant to our long-term incentive program vest in equal, annual installments over three years measured from April 1, 2022 and subject to Company performance. Amounts reported represent 98.5% achievement of corporate performance goals for fiscal year 2023.
(6)     PSUs were granted to Messrs. Ittycheria and Gordon pursuant to the Senior Leadership Equity Bonus Program in lieu of fiscal year 2023 non-equity incentive compensation and vested in one installment on April 1, 2023, following the determinations of the bonus award achieved for the first half and second half of the fiscal year - amounts reported represent maximum achievement (150%) of performance goals for the second half of the fiscal year based on actual fiscal year 2023 corporate performance achievement exceeding the target level.
(7)     The PSUs granted to Messrs. Ittycheria, Gordon and Pech pursuant to our long-term incentive program vest in equal, annual installments over three years measured from April 1, 2023 and subject to Company performance. Amounts reported represent 151% achievement of corporate performance goals for fiscal year 2024.
(8)     The PSUs granted to Messrs. Ittycheria, Gordon and Pech pursuant to our long-term incentive program vest in equal, annual installments over three years measured from April 1, 2024 and subject to Company performance. Amounts reported represent 82% achievement of corporate performance goals for fiscal year 2025.
(9)     PSUs were granted to Messrs. Ittycheria and Gordon pursuant to the Senior Leadership Equity Bonus Program in lieu of fiscal year 2025 non-equity incentive compensation and vested in one installment on April 1, 2024, following the determinations of the bonus award achieved for the first half and second half of the fiscal year - amounts reported represent achievement (105.9%) of performance goals for the second half of the fiscal year based on actual fiscal year 2025 corporate performance achievement as compared to the target level.
Option Exercises and Stock Vested
The following table presents information concerning the exercise of all stock options and vesting of all stock awards for the named executive officers during the fiscal year ended January 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dev Ittycheria	82,670	31,789,631	51,576	16,458,511
Michael Gordon	50,000	17,433,755	25,515	8,168,620
Cedric Pech	—	—	25,421	8,076,192
(1)    The value realized on exercise is calculated as the difference between the market value of our common stock underlying the options on the date of exercise and the applicable exercise price of those options. The value does not reflect actual proceeds received.
(2)    The value realized on vesting is calculated by multiplying the number of shares of common stock by the market value of our common stock on the applicable vesting date and does not reflect actual proceeds received.

Potential Payments Upon Termination or Change in Control
The table below provides information with respect to potential payments and benefits to which our named executive officers would be entitled under the arrangements set forth in their respective offer letters or employment agreement, as described above under the section titled, “Employment, Severance and Change in Control Agreements,” assuming their employment was terminated as of January 31, 2025, including in connection with a change in control as of January 31, 2025. There are no potential payments or benefits in the case of termination for cause, voluntary termination, disability or death.

Name	Termination	Base Salary ($)	Bonus(1) ($)	Accelerated Vesting of Equity Awards(2) ($)	Continuation of Insurance Coverage ($)	Total ($)
Dev Ittycheria	Termination Without Cause or Resignation for Good Reason	500,000	—	—	35,971	535,971
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(3)(4)	500,000	525,000	25,723,785	35,971	26,784,756
Michael Gordon(5)	Termination Without Cause or Resignation for Good Reason	175,000	—	—	—	175,000
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(3)(4)	175,000	341,250	12,287,647	—	12,803,897
Cedric Pech(3)(6)	Termination Without Cause or Resignation for Good Reason	151,250	—	—	2,962	154,212
	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control(3)(4)	151,250	635,250	12,540,468	2,962	13,329,930
(1)    Represents an amount equivalent to the NEO’s annual bonus for the fiscal year in which the termination of employment occurs, prorated to the date of such termination of employment and determined at the greater of target performance and actual performance. In the case of each of Messrs. Ittycheria, Gordon and Pech, this amount represents 150% of his target annual bonus amount for fiscal year 2025.
(2)     The value of accelerated vesting of unvested RSUs and PSUs is based upon the closing price of our common stock on January 31, 2025 ($273.32), as reported on the Nasdaq, multiplied by the number of units. PSU awards will accelerate and vest based on the greater of the target number of units or the number of PSUs earned based on actual performance during the truncated performance period. In the case of PSUs granted to Messrs. Ittycheria and Gordon pursuant to the Senior Leadership Equity Bonus Program, the amounts in the column above are based on payout at 150% of target. In the case of PSUs granted to Messrs. Ittycheria, Gordon and Pech under our long-term incentive program, the amounts in the column above are based on payout at 82% of target, which reflected the actual level earned for such PSUs for fiscal year 2025.
(3)    Represents change in control (as defined in MongoDB Inc.'s Amended and Restated 2016 Equity Incentive Plan) severance benefits based on a double-trigger arrangement, which assumes the executive officer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the executive officer’s employment agreement, in the case of Mr. Pech, or offer letter in the case of the other executive officers) in connection with, or within three (3) months prior to or twelve (12) months following, a change of control of MongoDB.
(4)    Following a change in control, any payments received by our named executive officers may be reduced to the extent the amount received by the applicable named executive officer would result in a loss of tax deduction under Section 280G of the Code. Pursuant to their employment agreements, each of the named executive officers are entitled to the greater of the full amount of such severance and the largest possible payout without imposition of an excise tax under Section 4999 of the Code. None of our NEOs are entitled to a gross up of any excise taxes that could become owed under Section 4999 of the Code.
(5)    Effective January 31, 2025, Mr. Gordon resigned from his role as Chief Operating Officer and Chief Financial Officer, and did not receive any severance in connection with resignation, nor is he entitled to any change in control payments. Additionally, Mr. Gordon is not entitled to any benefits nor any change in control payments pursuant to the Advisory Agreement entered into effective as of February 1, 2025.
(6)    Mr. Pech’s potential non-equity payments and benefits are set in CHF and, for the purposes of the table, converted into U.S. dollars based on the exchange rate as of January 31, 2025 of 1.10 CHF to the U.S. dollar.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer).
The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We identified our median compensated employee from all full-time and part-time workers who were included as employees on our payroll records as of a determination date of December 1, 2024, based on base salary, bonuses, commissions, allowances and equity awards earned during fiscal year 2025. Conforming adjustments were made for employees who were hired during that period and did not receive pay for the full period, and international employees’ pay was converted to U.S. dollar equivalents using exchange rates as of the determination date.
The fiscal year 2025 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $15,843,345, as reported in the Summary Compensation Table of this proxy statement. The fiscal year 2025 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $216,544. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation for fiscal year 2025 is 73 to 1.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid, as defined by the SEC’s regulations (“CAP”), and certain financial performance of the Company. For additional information regarding our compensation philosophy, objectives and structure of our performance-based compensation programs, and compensation decisions, please refer to "Compensation Discussion and Analysis".

The following table sets forth the compensation for our Chief Executive Officer (“CEO”) and the average compensation for our other Named Executive Officers (“Other NEOs”) for the fiscal years ended January 31, 2025, January 31, 2024, January 31, 2023, January 31, 2022 and January 31, 2021 (each, a “Covered Year”), in each case as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC. “Compensation actually paid” ("CAP") does not reflect amounts actually realized by our CEO and Other NEOs and may be higher or lower than the amounts, if any, that are ultimately realized by such individuals.

The table below also provides information for each Covered Year on our cumulative Total Shareholder Return (“TSR”) and the cumulative TSR of our peer group, the Nasdaq Computer Index (with each such TSR determined for the period commencing on January 31, 2020), our Net Loss and our Revenue. We selected Revenue as our “most important financial performance measure” used to link CAP to our CEO and Other NEOs to our performance for the fiscal year ended January 31, 2025.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	SCT Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)(2)	SCT Average Total for Other NEOs ($)(3)	Average Compensation Actually Paid to Other NEOs ($)(2)(4)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net (Loss) Income (thousands) ($)(6)	Revenue (thousands) ($)(7)
2025	15,843,345	(1,260,121)	7,544,277	(2,113,422)	167	289	(129,072)	2,006,443
2024	15,291,447	44,853,129	7,487,213	10,599,236	244	220	(176,600)	1,683,011
2023	13,229,190	(1,158,813)	6,426,612	(140,152)	131	142	(345,398)	1,284,040
2022	10,566,757	17,742,233	5,346,033	7,074,336	247	183	(306,866)	873,782
2021	8,528,435	75,870,778	5,498,881	8,929,732	225	146	(266,944)	590,380

(1)    The following table shows, for each Covered Year, the adjustments made to the total compensation shown for our CEO, Dev Ittycheria, on the SCT to arrive at CAP as reflected on the table above:

Adjustments to Determine CEO Compensation Actually Paid	Fiscal year ended January 31, 2025	Fiscal year ended January 31, 2024	Fiscal year ended January 31, 2023	Fiscal year ended January 31, 2022	Fiscal year ended January 31, 2021
SCT total amount	15,843,345	15,291,447	13,229,190	10,566,757	8,528,435
Subtract Amounts Reported under “Option Awards” and “Stock Awards” Columns in SCT for the Covered Year	15,046,370	14,825,835	12,797,690	10,135,257	8,096,935
Add Year-end Fair Value of Options Awards and Stock Awards Granted during Covered Year that Remain Unvested as of Year-end	9,398,928	31,722,922	7,806,455	8,787,241	16,347,481
Add Fair Value on Vesting of Option Awards and Stock Awards Granted during Covered Year that Vested during Covered Year	1,072,206	2,670,818	889,080	2,388,178	2,924,375
Add change (positive or negative) in Fair Value from Prior Year-end to Covered Year-end of Option Awards and Stock Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-end	(8,527,742)	6,507,392	(6,596,740)	2,449,600	36,282,788
Add change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Option Awards and Stock Awards Granted Prior to Covered Year that Vested during Covered Year	(4,000,488)	3,486,384	(3,689,107)	3,752,557	19,884,634
Subtract Fair Value of forfeited Stock Awards during Covered Year	—	—	—	66,843 (8)	—
TOTAL ADJUSTMENTS:	(17,103,466)	29,561,682	(14,388,003)	7,175,476	67,342,343
TOTAL COMPENSATION ACTUALLY PAID:	(1,260,121)	44,853,129	(1,158,813)	17,742,233	75,870,778

(2)    For purposes of the adjustments to determine CAP, we computed the fair value of stock option awards and other stock awards in accordance with FASB ASC Topic 718 as of the end of the relevant fiscal year, other than the fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. The valuation assumptions used in the calculation of such amounts are set forth in Note 10— Equity Incentive Plans and Employee Stock Purchase Plan in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024.
(3)    The Other NEOs for the fiscal year ended January 31, 2025 were Michael Gordon and Cedric Pech. The Other NEOs for the fiscal year ended January 31, 2024, January 31, 2023 and January 31, 2022 were Michael Gordon, Cedric Pech and Mark Porter. The Other NEOs for the fiscal year ended January 31, 2021 were Michael Gordon, Cedric Pech, Mark Porter and Eliot Horowitz.
(4)    The following table shows, for each Covered Year, the adjustments made to the average of the total compensation shown for the Other NEOs on the SCT to arrive at CAP as reflected on the table above:

Adjustments to Determine Average of Other NEOs' Compensation Actually Paid	Fiscal year ended January 31, 2025	Fiscal year ended January 31, 2024	Fiscal year ended January 31, 2023	Fiscal year ended January 31, 2022	Fiscal year ended January 31, 2021
SCT total amount	7,544,277	7,487,213	6,426,612	5,346,033	5,498,881
Subtract Amounts Reported under “Option Awards” and “Stock Awards” Columns in SCT for the Covered Year	6,922,864	6,912,855	5,974,289	4,694,131	5,043,575
Add Year-end Fair Value of Options Awards and Stock Awards Granted during Covered Year that Remain Unvested as of Year-end	3,626,273	10,317,641	3,642,784	4,295,795	6,512,713
Add Fair Value on Vesting of Option Awards and Stock Awards Granted during Covered Year that Vested during Covered Year	482,817	957,110	416,788	872,769	1,337,571
Add change (positive or negative) in Fair Value from Prior Year-end to Covered Year-end of Option Awards and Stock Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-end	(3,696,618)	2,243,152	(3,143,169)	829,978	6,746,122
Add change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Option Awards and Stock Awards Granted Prior to Covered Year that Vested during Covered Year	(1,997,051)	1,339,649	(1,508,880)	440,771	3,983,122
Subtract Fair Value of forfeited Stock Awards during Covered Year	1,150,256 (a)	4,832,674 (b)	—	16,880 (c)	10,105,101 (d)
TOTAL ADJUSTMENTS:	(9,657,699)	3,112,023	(6,566,765)	1,728,303	3,430,851
TOTAL COMPENSATION ACTUALLY PAID:	(2,113,422)	10,599,236	(140,152)	7,074,336	8,929,732

(a)     Reflects the forfeiture of equity awards by Mr. Gordon upon his stepping down as our Chief Operating Officer and Chief Financial Officer, effective January 31, 2025.
(b) Reflects the forfeiture of equity awards by Mr. Porter upon his stepping down as our Chief Technology Officer, effective July 2023.
(c)    Reflects performance-based stock awards that were forfeited as a result of attainment of company performance targets at a level that resulted in less than full vesting.
(d)     Reflects (i) the forfeiture of equity awards by Mr. Porter upon his resignation as a director on our board and in connection with his appointment as our Chief Technology Officer, effective July 2020, and (ii) the forfeiture of equity awards by Mr. Horowitz upon his resignation from his position as our Chief Technology Officer, effective July 2020.
(5)    Total Shareholder Return shown in this table utilizes our cumulative total return to shareholders of our common stock relative to the Nasdaq Computer Index, which is the index included in the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025. The comparison assumes $100 was invested in our common stock and in the Nasdaq Computer Index for the period commencing on January 31, 2020 and ending on January 31 of each Covered Year. All dollar values assume reinvestment of the gross dividends paid by companies included in the Nasdaq Computer Index. The stock price performance shown in the graph represents past performance and should not be considered an indication of future stock price performance.
(6)    Reflects “Net Loss” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the Covered Years. For the avoidance of doubt, “Net Loss” is a GAAP measure.

(7)    Reflects “Revenue” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the Covered Years. For the avoidance of doubt, “Revenue” is a GAAP measure.
(8)    Reflects performance-based stock awards that were forfeited as a result of attainment of company performance targets at a level that resulted in less than full vesting.

Discussion of Compensation Actually Paid

The graph below illustrates the TSR on a fixed $100 investment made as of January 31, 2020 in shares of our common stock and in the Nasdaq Computer Index. The stock price performance shown in the graph represents past performance and should not be considered an indication of future stock price performance.

Comparison of the MongoDB, Inc. TSR and Peer Group TSR (in $)
$300
$275
$250
$225
$200
$175
$150
$125
$100
$225
$247
$131
$244
$167
$146
$183
$142
$220
$289
2021
2022
2023
2024
2025
Fiscal Year
MongoDB TSR
Nasdaq Computer Index TSR

The following chart sets forth the relationship between (i) the CAP of our CEO and the average CAP of our Other NEOs against (ii) MongoDB’s cumulative TSR for each Covered Year.

CAP of CEO and Average CAP of Other NEOs (in millions) Compared to TSR (in $)
75
50
25
0
250
200
150
100
50
0
(50)
$225
$247
$131
$244
$167
$75.9
$8.9
$17.7
$7.1
$(1.2)
$(0.1)
$44.9
$10.6
$(1.3)
$(2.1)
2021
2022
2023
2024
2025
Fiscal Year
CEO CAP
Average of Other NEOs CAP
MongoDB TSR

The following chart sets forth the relationship between (i) the CAP of our CEO and the average CAP of our Other NEOs (as shown in the left axis) against (ii) Revenue and (iii) Net Loss on the right axis, for each Covered Year.

CAP of CEO and Average CAP of Other NEOs (in millions) Compared to Net Loss and Revenue (in millions)
100
75
50
25
0
-25
-50
2,000
1,500
1,000
500
0
(500)
$75.9
$590.4
$8.9
$873.7
$17.7
$7.1
$1,284.0
$(1.2)
$(0.1)
$1,683.0
$44.9
$10.6
$2,006.0
$(1.3)
$(2.1)
$(266.9)
$(306.8)
$(345.4)
$(176.6)
$(129.1)
2021
2022
2023
2024
2025
Fiscal Year
CEO CAP
Average of Other NEOs CAP
Net Loss
Revenue

CAP is influenced by numerous factors, including but not limited to the timing of new grant issuances and award vesting, share price volatility during the fiscal year, our mix of performance metrics and other factors. Because our executive compensation program incentivizes and rewards executives primarily through long-term incentives in the form of PSU and

RSU equity awards, CAP is most significantly impacted by changes in our stock price over the vesting period of the equity awards.

For a review of our financial performance measures, our process for setting executive compensation and how our executive compensation design reinforces our compensation philosophy, refer to “Executive Compensation—Compensation Discussion and Analysis.”

Most Important Performance Measures for Fiscal Year Ended January 31, 2025

The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking CAP to our CEO and Other NEOs for the fiscal year ended January 31, 2025 to Company performance:

Performance Measure	What it Measures
ARR Growth (%)	Percentage growth in ARR over a given time period
Net New ARR ($)	The net change in ARR over a given time period
Non-GAAP Operating Income	Earnings we generate adjusted for non-cash or irregular expenses
Operating Cash Flow ($)	Cash generated by our regular operating activities
Revenue ($)	Revenue we generate through our subscriptions and services offerings

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of January 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	4,276,733	$8.41	19,754,639
Equity plans not approved by stockholders	—	—	—
(1)    Includes the 2008 Plan and the 2016 Plan, but does not include future rights to purchase shares under our 2017 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.
(2)    The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account stock underlying restricted stock units, which have no exercise price.
(3)    Includes the 2016 Plan and ESPP. Stock options or other stock awards granted under the 2008 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2016 Plan. The 2016 Plan provides that the total number of shares of common stock reserved for issuance thereunder will be automatically increased, on February 1st of each calendar year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on December 31 of the prior calendar year, or a lesser number of shares determined by our board of directors or a committee thereof. Our ESPP provides that the number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each calendar year by the lesser of (a) 1% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of the automatic increase and (b) 995,000 shares; provided that the board of directors or a committee thereof may determine that such increase will be less than the amount set forth above. Accordingly, on February 1, 2025, the number of shares of our common stock available for issuance under our 2016 Plan and our ESPP increased by 4,023,391 shares and 804,678 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

PROPOSAL 3 – APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that every six years we must provide stockholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers (such as the one described in Proposal No. 3 above). Specifically, stockholders may indicate whether they would prefer these advisory resolutions on named executive officer compensation to be presented for stockholder approval every one, two or three years.
Our board of directors believes at this time that an annual frequency continues to be appropriate for MongoDB. The board of directors believes that an annual vote on named executive officer compensation provides stockholders with the opportunity to provide timely and direct input to the board of directors and the compensation committee about our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The board of directors believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. The board of directors will continue to evaluate the appropriate frequency for the stockholder executive compensation vote. We expect that the next stockholder vote on the frequency of non-binding advisory votes on named executive officer compensation will occur at our 2031 annual meeting of stockholders.
Vote Required
Please note that stockholders are not voting to approve or disapprove the recommendation of the board of directors with respect to this proposal. Instead, the proxy card provides four choices: a one-, two- or three-year frequency or stockholders may abstain from voting on the proposal. The option that receives the highest number of votes of the holders of shares of common stock present at the meeting (by virtual attendance) or by proxy and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders.
Since this proposal is an advisory vote, the result will not be binding on our board of directors. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our board of directors. Our board of directors may decide that it is in the best interests of MongoDB and our stockholders to hold a non-binding advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. However, our board of directors values our stockholders’ opinions, and our board of directors and the compensation committee will take into account the outcome of the advisory vote when determining how often we should submit to stockholders' future “say-on-pay” votes.

Our board of directors recommends a vote for the option of ONE YEAR for the frequency of future non-binding advisory votes on named executive officer compensation.

PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025 and has further directed that management submit this selection for ratification by the stockholders at the meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present during the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of MongoDB and its stockholders.
Vote Required
An affirmative vote from holders of a majority in voting power of the shares of our common stock present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of PricewaterhouseCoopers LLP.
Principal Accountant Fees and Services
The following table provides the aggregate fees for services provided by PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2025 and 2024.

	Fiscal Years Ended January 31,
	2025	2024
Audit fees(1)	$3,821,950	$3,546,631
Audit-related fees	—	—
Tax fees(2)	185,530	—
All other fees(3)	2,000	4,518
Total fees	$4,009,480	$3,551,149
(1)    Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings.
(2)    Tax fees consist of fees billed in fiscal year ended January 31, 2025 for tax compliance and consulting services.
(3)    All other fees billed for the fiscal years ended January 31, 2025 and 2024 were related to fees for access to online accounting and tax research software.

Pre-Approval Policies and Procedures
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairperson of the audit committee. The chairperson must update the audit committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
All of the services provided by PricewaterhouseCoopers LLP for our fiscal year ended January 31, 2025, described in the Principal Accountant Fees and Services table above, were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

Our board of directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S CHARTER TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW.

Our board of directors, having determined that it is in the best interests of the Company and its stockholders, has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve and adopt amendments to our Charter to permit exculpation of officers to the fullest extent permitted by the Delaware General Corporation Law (the “Officer Exculpation Amendment”).
Current Status
Article VI of the Charter currently provides for exculpation of directors, as permitted by the Delaware General Corporation Law, but does not include a provision that allows for the exculpation of officers. Effective August 1, 2022, the Delaware General Corporation Law was amended to permit Delaware corporations to amend their certificates of incorporation, subject to stockholder approval, to limit the personal liability of certain officers, including the chief legal officer, controller, treasurer, and chief accounting officer, any other person who is or was identified in our public filings with the SEC as a named executive officer and any persons who have consented to be identified as an officer, for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty) in limited circumstances.
Effect of the Proposal
The Officer Exculpation Amendment would amend Article VI to permit exculpation of officers only for direct claims for breaches of the duty of care, as opposed to derivative claims made by stockholders on behalf of the Company, and, like the director exculpation provision, would not exculpate officers from liability for breach of the duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Similar to what is provided for director exculpation, the Officer Exculpation Amendment provides that if the Delaware General Corporation Law is further amended to eliminate or limit the personal liability of officers, the liability of officers will be limited to the fullest extent permitted by law, as so amended.
For purposes of the amendment, “officer” has the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law, and exculpation would be provided to the following officers: (i) the Company’s president, chief executive officer, chief operating officer, chief financial officer, general counsel, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the Company’s SEC filings, and (iii) other individuals who, by written agreement with the Company, have consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.
Rationale for the Proposal
The board of directors believes the Officer Exculpation Amendment is advisable and in the best interests of the Company and its stockholders because it achieves a balance between stockholder interest in officer accountability, attracting and retaining quality officers, and reducing litigation and insurance costs associated with lawsuits. In the absence of such exculpation protection, individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Aligning the protections available to our officers with those available to our directors to the extent such protections are available under the Delaware General Corporation Law would empower officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability. In determining that the Officer Exculpation Amendment is in the best interests of the Company and its stockholders, the board of directors considered the narrow class and type of claims for which officers would be exculpated and the benefits the board of directors believes would accrue to the Company and its stockholders as described above.
Vote Required

An affirmative vote from holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the matter will be required to approve the amendment to the charter.
The Officer Exculpation Amendment would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware reflecting the changes in Annex A to this Proxy Statement, which we expect would be filed by the Company promptly following the Annual Meeting if our stockholders approve the Officer Exculpation Amendment. If the Officer Exculpation Amendment is not approved, the corresponding amendments in Article VI of Annex A to this Proxy Statement will not be implemented. The description of the Officer Exculpation Amendment is qualified in its entirety by reference to the text of the proposed revisions, which are set forth in Annex A to this Proxy Statement. The adoption of the Officer Exculpation Amendment is not contingent on the approval of any other proposal described in this Proxy Statement. The board of directors reserves the right to elect to abandon the Officer Exculpation Amendment prior to its implementation, if it determines, in its sole discretion, that the Officer Exculpation Amendment is no longer in the best interests of the Company and its stockholders.

Our board of directors recommends a vote FOR the approval of an amendment to the Company’s charter to limit the liability of certain officers as permitted by Delaware law.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2025 with the management of MongoDB. The audit committee has discussed with MongoDB’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in MongoDB’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, for filing with the SEC.
The Audit Committee

Hope Cochran (Chair)
Roelof Botha
Charles M. Hazard, Jr.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of MongoDB under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of May 1, 2025, certain information with respect to the beneficial ownership of our common stock: (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (b) by each of our directors and director nominees, (c) by each of our named executive officers and (d) by all of our current executive officers, directors and director nominees as a group.
The percentage of shares beneficially owned shown in the table is based on 81,714,127 shares of our common stock outstanding as of May 1, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding any shares of our common stock subject to options held by such person that are currently exercisable or exercisable within 60 days of May 1, 2025 and any shares of common stock issuable upon the vesting of RSUs within 60 days after May 1, 2025. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 4 filed with the SEC.
Except as otherwise noted below, the address for persons listed in the table is c/o MongoDB, Inc., 1633 Broadway, 38th Floor, New York, New York 10019.
Certain Beneficial Owners

	Shares Beneficially Owned
	Common Stock
Name of Beneficial Owner - 5% or Greater Stockholders:	Number of Shares	Ownership %
The Vanguard Group(1)	7,496,981	9.2
BlackRock, Inc.(2)	4,692,038	5.7

Named Executive Officers, Directors and Director Nominees

	Shares Beneficially Owned
	Common Stock
Named Executive Officers and Directors	Number of Shares	Ownership %
Archana Agrawal(3)	3,198	*
Roelof Botha(4)	219,204	*
Hope Cochran(5)	36,957	*
Francisco D’Souza(6)	6,235	*
Michael Gordon(7)	180,100	*
Charles M. Hazard, Jr.(8)	69,423	*
Dev Ittycheria(9)	204,175	*
Tom Killalea(10)	101,163	*
Ann Lewnes(11)	381	*
Dwight Merriman(12)	1,713,747	2.1
Cedric Pech(13)	17,960	*
Srdjan Tanjga(14)	754	*
All executive officers and directors as a group (12 persons)(15)	2,553,297	3.1
*    Represents beneficial ownership of less than 1%
(1)    Based upon the information provided by The Vanguard Group Inc. (“Vanguard”) in a Schedule 13G/A filed on March 6, 2025, and reporting ownership as of February 28, 2025. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole voting power over zero shares of common stock, shared voting power over 56,855 shares of common stock, sole dispositive power over 7,309,424 shares of common stock and shared dispositive power over 187,557 shares of common stock.
(2)    Based upon the information provided by BlackRock Inc. (“BlackRock”) in a Schedule 13G/A filed on April 23, 2025, and reporting ownership as of March 31, 2025. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001. BlackRock has sole voting power over 4,292,036 shares of common stock, shared voting power over zero shares of common stock, sole dispositive power over 4,692,038 shares of common stock and shared dispositive power over zero shares of common stock.
(3)    Consists of (a) 2,378 shares of common stock owned directly by Ms. Agrawal and (b) 820 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.
(4)    Consists of (a) 871 shares of common stock owned directly by Mr. Botha, (b) 217,513 shares of common stock owned by estate planning vehicles for the benefit of Mr. Botha and (c) 820 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.
(5)    Consists of (a) 18,513 shares of common stock owned directly by Ms. Cochran, (b) 17,624 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 1, 2025 and (c) 820 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.
(6)    Consists of (a) 5,415 shares of common stock owned directly by Mr. D’Souza and (b) 820 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.
(7)    Consists of (a) 67,241 shares of common stock owned directly by Mr. Gordon, (b) 4,000 shares of common stock held by immediate family members of Mr. Gordon and (c) 108,859 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 1, 2025.
(8)    Consists of (a) 52,608 shares of common stock owned directly by Mr. Hazard, (b) 15,995 shares of common stock owned by The Narragansett Bay Children’s Trust, of which Mr. Hazard is a Trustee and (c) 820 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.
(9)    Consists of (a) 191,144 shares of stock owned directly by Mr. Ittycheria and (b) 13,031 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 1, 2025.
(10)    Consists of (a) 30,343 shares of common stock owned directly by Mr. Killalea, (b) 50,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 1, 2025, (c) 5,000 shares of common stock owned by the UAISLE Trust U/A DTD 11/15/2021 for the benefit of his children, (d) 5,000 shares of common stock owned by the BREOGA Trust U/A DTD 11/15/2021 for the benefit of his children, (e) 5,000 shares of common stock owned by the CEANSA Trust U/A DTD 11/15/2021 for the benefit of his children, (f) 5,000 shares of common stock owned by the AOGALL Trust U/A DTD 11/15/2021 for the benefit of his children and (g) 820 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.
(11)    Consists of 381 shares of common stock owned by Ms. Lewnes.

(12)    Consists of (a) 1,108,186 shares of common stock owned directly by Mr. Merriman, (b) 520,896 shares of common stock held by The Dwight A. Merriman 2012 Trust for the benefit of his children, (c) 83,845 shares of common stock held by the Dwight A. Merriman Charitable Foundation, a Delaware nonstock nonprofit corporation and (d) 820 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.
(13)    Consists of 17,960 shares of common stock owned by Mr. Pech.
(14)    Consists of 754 shares of common stock owned by Mr. Tanjga.
(15)    Consists of (a) 2,358,043 shares of common stock, (b) 189,514 shares of common stock issuable upon the exercise of options exercisable within 60 days of May 1, 2025 and (c) 5,740 shares of common stock issuable upon the vesting of RSUs within 60 days of May 1, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% shareholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the fiscal year ended January 31, 2025, our executive officers, directors and persons who own more than 10% of a registered class of our equity securities filed under Section 16(a) on a timely basis, except for one Form 4 reporting one late transaction for Mr. Dwight A. Merriman due to an administrative delay.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the virtual annual meeting of stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.mongodb.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 is available without charge upon written request to our Secretary at 499 Hamilton Ave, Palo Alto, CA 94301, Attention: Secretary.

ANNEX A: Certificate of Amendment of the Amended and Restated Certificate of Incorporation of MongoDB, Inc.

CERTIFICATE OF AMENDMENT
OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MONGODB, INC.

[__], 2025

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

* * * * *

MongoDB, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1. The title of Article VI of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE VI: DIRECTOR AND OFFICER LIABILITY

2. Clause 1 of Article VI of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

1. The liability of the directors and officers of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

3. The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first written above.

MONGODB, INC.

By:
Name:
Title:

MongoDB®

MONGODB, INC.
499 HAMILTON AVE
PALO ALTO, CA 94301

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 29, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 29, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72590-P22999 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONGODB, INC.

The Board of Directors recommends you vote FOR ALL of the following director nominees:

	For All	Withhold All	For All Except
1. Election of three Class II directors, each to serve until our Annual Meeting of Stockholders in 2028.	☐	☐	☐

Nominees:

01) Francisco D'Souza
02) Charles M. Hazard, Jr.
03) Tom Killalea

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

	Yes	No
<u>**HOUSEHOLDING ELECTION**</u> - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 30, 2025:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V72591-P22999

MONGODB, INC.
Annual Meeting of Stockholders
June 30, 2025 10:00 A.M. ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dev Ittycheria and Andrew Stephens, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of MONGODB, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. ET on June 30, 2025, at www.virtualshareholdermeeting.com/MDB2025, and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side